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                                MASTER AGREEMENT

                                      AMONG

                                  USRP I, LLC,

                                  USRP GP, LLC,

                                  USRP LP, LLC

                     US RETAIL PARTNERS LIMITED PARTNERSHIP,

                           U.S. RETAIL PARTNERS, LLC,

                      FIRST WASHINGTON REALTY TRUST, INC.,

                  FIRST WASHINGTON REALTY LIMITED PARTNERSHIP,

                                       AND

                       EACH OF THE DIRECTLY OR INDIRECTLY
        WHOLLY-OWNED SUBSIDIARIES OF FIRST WASHINGTON REALTY TRUST, INC.
                 AND FIRST WASHINGTON REALTY LIMITED PARTNERSHIP
                      LISTED ON EXHIBIT A TO THIS AGREEMENT

                         Dated as of September 27, 2000

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RECITALS....................................................................................................................1

1.     Definitions..........................................................................................................1
           1.1       General................................................................................................1
           1.2       Other Defined Terms....................................................................................5

2.     Title and Survey Matters.............................................................................................5
           2.1       Existing Title Policies and Surveys; Update of Title and Survey........................................5
           2.2       Permitted Exceptions...................................................................................5
           2.3       FW Encumbrances........................................................................................6
           2.4       Other Encumbrances.....................................................................................6
           2.5       Extension of Closing to Cure Encumbrances..............................................................6
           2.6       Assumed Loan Lender Consents and Estoppels.............................................................7

3.     Access to Properties and Information; Confidentiality; Certain Covenants.............................................8
           3.1       Access to Properties and Information...................................................................8
           3.2       Confidentiality........................................................................................9
           3.3       Financial and Other Statements.........................................................................9
           3.4       Termination of Property Contracts......................................................................9

4.     Representations and Warranties of FW Entities.......................................................................10
           4.1       Corporate Status; Compliance With Law.................................................................11
           4.2       Authorization, Validity and Effect of Agreements......................................................12
           4.3       Capitalization........................................................................................12
           4.4       Subsidiaries..........................................................................................14
           4.5       Other Interests.......................................................................................15
           4.6       Conflicts.............................................................................................15
           4.7       SEC Documents.........................................................................................16
           4.8       Litigation............................................................................................17
           4.9       Absence of Certain Changes or Events..................................................................17
           4.10      Taxes.................................................................................................18
           4.11      Books and Records.....................................................................................20
           4.12      Properties and Title..................................................................................20
           4.13      Physical Condition of Properties......................................................................21
           4.14      Construction Projects.................................................................................21
           4.15      Compliance with Restrictions..........................................................................21
           4.16      Condemnation..........................................................................................22
           4.17      Leases................................................................................................22
           4.18      [Intentionally Omitted]...............................................................................23
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           4.19      Certain Reports.......................................................................................23
           4.20      Hazardous Materials...................................................................................23
           4.21      Rights to Purchase....................................................................................24
           4.22      [Intentionally Omitted]...............................................................................24
           4.23      FIRPTA................................................................................................24
           4.24      Personal Property.....................................................................................24
           4.25      Intellectual Property.................................................................................24
           4.26      Other Agreements......................................................................................24
           4.27      Development Rights....................................................................................25
           4.28      Assumed Loans.........................................................................................25
           4.29      [Intentionally Omitted]...............................................................................25
           4.30      Insurance.............................................................................................25
           4.31      Bankruptcy............................................................................................25
           4.32      Employee Benefit Plans................................................................................26
           4.33      Labor Matters.........................................................................................28
           4.34      [Intentionally Omitted]...............................................................................28
           4.35      Related Party Transactions............................................................................28
           4.36      Company Rights Agreement..............................................................................28
           4.37      Brokers...............................................................................................29
           4.38      Opinion of Financial Advisor..........................................................................29

5.     Representations and Warranties of USRP Entities.....................................................................29
           5.1       Corporate Status: Compliance With Law.................................................................29
           5.2       Authorization; Validity of Transaction Documents; Necessary Action....................................30
           5.3       Consents and Approvals; No Violations.................................................................30
           5.4       Required Financing....................................................................................30
           5.5       Formation of the USRP Entities; No Prior Activities...................................................31
           5.6       Capitalization........................................................................................31
           5.7       [Intentionally Omitted]...............................................................................32
           5.8       Brokers...............................................................................................32

6.     Conditions to Closing Transactions..................................................................................32
           6.1       Conditions to the Obligations of Each Party to Effect the Transactions................................32
           6.2       Obligations of USRP Entities..........................................................................33
           6.3       Obligations of FW Entities............................................................................35
           6.4       Risk of Loss..........................................................................................36

7.     Conduct of Business Pending the Transactions........................................................................36
           7.1       General...............................................................................................36
           7.2       Leasing...............................................................................................40
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           7.3       Liens.................................................................................................41
           7.4       Personal Property.....................................................................................41
           7.5       Property Contracts....................................................................................41
           7.6       General Maintenance and Operation of Properties.......................................................41
           7.7       [Intentionally Omitted]...............................................................................42
           7.8       Other Filings.........................................................................................42
           7.9       Additional Agreements.................................................................................42
           7.10      No Solicitations......................................................................................43
           7.11      Estoppels and Other Items.............................................................................44

8.     Prorations and Adjustments; Closing Costs...........................................................................45
           8.1       General...............................................................................................45
           8.2       Taxes and Assessments.................................................................................45
           8.3       Certain Property Income and Expense Items.............................................................46
           8.4       Settlement Statement..................................................................................48
           8.5       Application of Prorations and Adjustments.............................................................48
           8.6       Fees and Expenses; Closing Costs......................................................................49
           8.7       Adjustment for Net Working Capital....................................................................49
           8.8       Exclusions............................................................................................51
           8.9       No Solicitation of Offers or Sale of Properties by FW Entities; Pending Sale Properties...............51

9.     Public Announcements................................................................................................52

10.    Termination.........................................................................................................52
           10.1      Termination...........................................................................................52
           10.2      Effect of Termination.................................................................................54

11.    Miscellaneous.......................................................................................................56
           11.1      Amendment.............................................................................................56
           11.2      Extension; Waiver.....................................................................................56
           11.3      Entire Agreement......................................................................................56
           11.4      Binding On Successors and Assigns.....................................................................56
           11.5      Assignment............................................................................................56
           11.6      Counterparts..........................................................................................56
           11.7      Notices...............................................................................................57
           11.8      Attorneys' Fees.......................................................................................58
           11.9      Time Periods..........................................................................................58
           11.10     Further Instruments...................................................................................58
           11.11     Descriptive Headings..................................................................................58
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           11.12     Time of the Essence...................................................................................58
           11.13     Construction of Agreement.............................................................................59
           11.14     Execution by Officer of FW Entities...................................................................59
           11.15     Execution by Officer of the USRP Entities.............................................................59
           11.16     JURY TRIAL WAIVER.....................................................................................59
           11.17     Choice of Law; Consent to Jurisdiction................................................................59
           11.18     Joint and Several Obligations.........................................................................60
           11.19     Non-Survival of Representations, Warranties, Covenants and Agreements.................................60
           11.20     Severability..........................................................................................60
           11.21     No Agreement Until Executed...........................................................................60
           11.22     Rights of Non-Parties.................................................................................60

12.    Arbitration of Disputes.............................................................................................61
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EXHIBIT INDEX

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                                                            GLOSSARY
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"Acquisition Proposal".....................................................................................................44
"Additional Rents".........................................................................................................47
"Adjusted Receivables".....................................................................................................50
"Affiliate"................................................................................................................28
"Agreement".................................................................................................................1
"Allocated Consideration"...................................................................................................2
"Assumed Loan"..............................................................................................................7
"Assumed Loan Lender Consent Documents".....................................................................................7
"Assumed Loan Lenders"......................................................................................................2
"Assumed Loans".............................................................................................................2
"Bankruptcy Event".........................................................................................................25
"Break-Up Fee".............................................................................................................54
"Brokers"..................................................................................................................29
"Business Day"..............................................................................................................2
"Closing"...................................................................................................................2
"Closing Date"..............................................................................................................2
"Code"......................................................................................................................2
"Common Units".............................................................................................................13
"Company"...................................................................................................................1
"Company Common Stock"......................................................................................................2
"Company Material Adverse Effect"...........................................................................................2
"Company Options"..........................................................................................................13
"Company Preferred Stock"..................................................................................................13
"Company Subsidiary"........................................................................................................3
"Confidentiality Agreement".................................................................................................9
"Construction Projects"....................................................................................................21
"Contribution Agreements"..................................................................................................19
"Cudahy Repair Escrow Agreement"...........................................................................................48
"Diligence Reports".........................................................................................................3
"Dispute Resolution Notice"................................................................................................61
"Effective Time"............................................................................................................3
"Employee Arrangements"....................................................................................................27
"Employee Program".........................................................................................................27
"Encumbrances".............................................................................................................20
"Environmental Requirements"...............................................................................................23
"ERISA"....................................................................................................................26
"Excess Cash Reserve"......................................................................................................49
"Exchange Act"..............................................................................................................3
"Extension Notice"..........................................................................................................6
"FW Partnership Agreement".................................................................................................14
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"FW Encumbrance"............................................................................................................6

"FW Entities"...............................................................................................................1
"FWM"......................................................................................................................10
"FWOP"......................................................................................................................1
"GAAP".....................................................................................................................17
"Governmental Entity"......................................................................................................11
"Hazardous Materials"......................................................................................................23
"hazardous substance"......................................................................................................23
"hazardous waste"..........................................................................................................23
"HSR Act"..................................................................................................................15
"Improvements"..............................................................................................................3
"Injunction"...............................................................................................................32
"In-Negotiation Leases"....................................................................................................40
"Insurance Termination Costs"..............................................................................................10
"Intangible Property".......................................................................................................3
"IRS"......................................................................................................................18
"Known Title Matters".......................................................................................................5
"Land"......................................................................................................................3
"Leases"....................................................................................................................3
"Limited Partnership Interest Purchase and Sale Agreement"..................................................................1
"Litigation"...............................................................................................................17
"maintains"................................................................................................................27
"Major Tenants"............................................................................................................34
"Maryland Courts"..........................................................................................................59
"Merger Agreement"..........................................................................................................1
"Merger Agreement Properties"...............................................................................................3
"MergerCo"..................................................................................................................1
"MergerLP"..................................................................................................................1
"Mergers"...................................................................................................................3
"MGCL"......................................................................................................................4
"Multi employer Plan"......................................................................................................28
"Net Working Capital"......................................................................................................49
"NYSE".....................................................................................................................52
"Option Holders"...........................................................................................................48
"Option Parcels"...........................................................................................................48
"Other Agreement"..........................................................................................................24
"Other Filings"............................................................................................................42
"Pending Sale Agreement"...................................................................................................51
"Pending Sale Properties"..................................................................................................51
"Permitted Exceptions"......................................................................................................5
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"Person"....................................................................................................................4
"Personal Property".........................................................................................................4
"Plan of Liquidation"......................................................................................................12
"Preferred Units",.........................................................................................................14

"Prepayment Costs"..........................................................................................................7
"Properties"................................................................................................................4
"Property"..................................................................................................................4
"Property Contracts"........................................................................................................4
"Property Information"......................................................................................................8
"Property Material Adverse Effect"..........................................................................................4
"Property Restrictions"....................................................................................................20
"Proposed Reconciliation"..................................................................................................48
"Purchase Agreement"........................................................................................................1
"Purchase Agreement Properties".............................................................................................4
"Real Property".............................................................................................................4
"Regulatory Filings".......................................................................................................15
"Rent Rolls"...............................................................................................................22
"Retail Partners"...........................................................................................................1
"SEC".......................................................................................................................4
"SEC Reports"..............................................................................................................16
"Securities Act"...........................................................................................................13
"Securities Laws"..........................................................................................................16
"Series A Preferred Stock".................................................................................................13
"Series A Preferred Units".................................................................................................13
"Series B Preferred Stock".................................................................................................13
"Series B Preferred Units",................................................................................................13
"Stock Option Plan"........................................................................................................13
"Superior Proposal"........................................................................................................44
"Surveys"...................................................................................................................5
"Taxes"....................................................................................................................18
"Tenant Deposits"..........................................................................................................22
"Terminated Property Contracts"............................................................................................10
"Termination Amount".......................................................................................................54
"Third Party"..............................................................................................................43
"Title Commitment"..........................................................................................................5
"Title Company".............................................................................................................5
"Title Policies"............................................................................................................5
"Title Update Report".......................................................................................................5
"to the knowledge of the Company"..........................................................................................29
"Transaction Documents".....................................................................................................1
"Transactions"..............................................................................................................4
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"Units"....................................................................................................................14
"USRP Entities".............................................................................................................1
"USRP Expenses"............................................................................................................54
"USRP I"....................................................................................................................1
"USRP LP"...................................................................................................................1
"USRP Material Adverse Effect"..............................................................................................5
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                                MASTER AGREEMENT


     THIS MASTER AGREEMENT (this "Agreement"), dated as of September 27, 2000, by and among USRP I, LLC, a Delaware limited liability company ("USRP I"), USRP GP, LLC, a Delaware limited liability company ("MergerCo"), USRP LP, LLC, a Delaware limited liability company ("USRP LP"), US RETAIL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("MergerLP"), U.S. RETAIL PARTNERS, LLC, a Delaware limited liability company ("Retail Partners", and collectively with USRP LLC, MergerCo, USRP LP LLC and MergerLP, the "USRP Entities"), FIRST WASHINGTON REALTY TRUST, INC., a Maryland corporation (the "Company"), FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("FWOP"), and each of the directly or indirectly wholly-owned subsidiaries of the Company and FWOP listed on Exhibit A to this Agreement (collectively and jointly and severally with the Company and FWOP, the "FW Entities").

                                    RECITALS

     WHEREAS, MergerCo, MergerLP, the Company and FWOP are parties to that certain Agreement and Plan of Merger dated as of the date hereof which is being executed and delivered contemporaneously herewith (the "Merger Agreement") with respect to the matters set forth therein;

     WHEREAS, USRP I and the FW Entities are parties to that certain Real Estate Purchase Agreement dated as of the date hereof which is being executed and delivered contemporaneously herewith (the "Purchase Agreement") with respect to the matters set forth therein;

     WHEREAS, the Company and USRP LP are parties to that certain Limited Partnership Interests Purchase and Sale Agreement dated as of the date hereof which is being executed and delivered contemporaneously herewith (the "Limited Partnership Interest Purchase and Sale Agreement", and collectively with this Agreement, the Merger Agreement and the Purchase Agreement, the "Transaction Documents") with respect to the matters set forth therein; and

     WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain terms, conditions and provisions which are applicable to the transactions contemplated in each of the other Transaction Documents and to induce the others to enter into the other Transaction Documents.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in the other Transaction Documents, the receipt and sufficiency of which are hereby acknowledged, the USRP Entities and the FW Entities hereby agree as follows:

     1. Definitions.

          1.1 General. The following terms used in this Agreement shall have the meanings ascribed to them in this Section 1.1:

          "Allocated Consideration" means that portion of the total consideration (prior to any adjustments under Section 8 of this Agreement or otherwise provided for in the Transaction Documents) to be paid by the USRP Entities under the Transaction Documents at the Closings as allocated among the individual Properties and listed on Exhibit 1.1(a).

          "Assumed Loan Lenders" means, collectively, the holders of the Assumed Loans.

          "Assumed Loans" means those loans listed on Exhibit 1.1(b) attached hereto, subject to the provisions of Section 2.6.

          "Business Day" means any day other than Saturday, Sunday and any day which is a legal holiday in the State of California or the State of Maryland.

          "Closing" means (i) with respect to the transactions contemplated under the Merger Agreement, the closing of such transactions as defined and described therein, (ii) with respect to the transactions contemplated under the Purchase Agreement, the closing of such transactions as defined and described therein, and (iii) with respect to the transactions contemplated under the Limited Partnership Interest Purchase and Sale Agreement, the closing of such transactions as defined and described therein.

          "Closing Date" means (i) with respect to the transactions contemplated by the Merger Agreement, the date of the Closing of such transactions, (ii) with respect to the transactions contemplated by the Purchase Agreement, the date of the Closing of such transactions, and (iii) with respect to the transactions contemplated by the Limited Partnership Interest Purchase and Sale Agreement, the date of the Closing of such transactions.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Common Stock" means the shares of common stock, par value $.01 per share, of the Company.

          "Company Material Adverse Effect" means a material adverse effect on the business, results of operations, financial condition or operating income of the Company and the Company Subsidiaries taken as a whole; provided that adverse effects on the business, results of operations, financial condition or operating income of the Company and the Company Subsidiaries resulting primarily and directly from (A) the fact that any or all of the FW Entities have entered into the Transaction Documents or consummated the Transactions, or (B) the real estate industry generally or the neighborhood shopping center industry generally (other than the financial condition or bankruptcy of one or more tenants), including such adverse effects that result from general market conditions, shall not, individually or in the aggregate, constitute a Company Material Adverse Effect or contribute affirmatively to any determination that a Company Material Adverse Effect exists or has occurred.

          "Company Subsidiary" means all of the directly or indirectly wholly-owned subsidiaries of the Company or FWOP, and includes all of the entities listed on Exhibit 1.1(c).

          "Diligence Reports" means, collectively, those certain reports with respect to the physical and environmental condition of the Properties which are listed in Exhibit 1.1(d) and any other formal written reports delivered by consultants engaged by the USRP Entities regarding the physical or environmental condition of the Properties, including the Surveys.

          "Effective Time" means the moment in time at which the Mergers become effective, as more particularly described in the Merger Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Improvements" means, as to each Property, the right, title and interest of the Company or any Company Subsidiary or any affiliate of such Person in any and all structures, buildings, facilities, parking areas or other improvements situated on such Property's Land and all related fixtures, improvements, building systems and equipment (including, without limitation, HVAC, security and life safety systems).

          "Intangible Property" means, as to each Property, the right, title and interest of the Company or any Company Subsidiary or any affiliate of such Person in: (a) any and all permits, entitlements, filings, building plans, specifications and working drawings, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, engineering, soil, pest control, survey, environmental, appraisal, market and other reports relating to the Property; (b) all trade names, service marks, tenant lists, advertising materials and telephone exchange numbers identified with the Property; (c) the Property Contracts and the Leases; (d) all claims, awards, actions, remedial rights and judgments relating to the Property; (e) all books, records, files and correspondence relating to the Property; and (f) all other transferable intangible property, miscellaneous rights, benefits or privileges of any kind or character with respect to the Property.

          "Land" means, as to each Property, the land component in the Property as described in the Title Policies.

          "Leases" means, as to each Property, all leases, concession agreements, rental agreements or other agreements (including all amendments or modifications thereto) which entitle any Person to the occupancy or use of any portion of the Property.

          "Mergers" shall have the meaning ascribed to it in the Merger
     Agreement.

          "Merger Agreement Properties" means, collectively, all of the Properties excluding the Purchase Agreement Properties. The Merger Agreement Properties are listed on Exhibit 1.1(e) hereto.

          "MGCL" means the Maryland General Corporation Law.

          "Person" means a natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Entity or other entity.

          "Personal Property" means, as to each Property, all furniture, furnishings, trade fixtures and other tangible personal property directly or indirectly owned by the Company or any Company Subsidiary that is located at and used exclusively in connection with the operation of any Property.

          "Properties" means, with respect to each of the shopping center properties listed in Exhibit 1.1(a) attached hereto, the Real Property, the Personal Property and the Intangible Property, and "Property" means each of the individual Properties.

          "Property Contracts" means all maintenance, service and other operating contracts, equipment leases and other arrangements or agreements to which the Company or any Company Subsidiary or any affiliate of such Person is a party affecting the ownership, repair, maintenance, management, leasing or operation of the Properties, but not including Leases.

          "Property Material Adverse Effect" means a direct or indirect material adverse effect on the operations, financial condition, or operating income derived from or value of a Property; provided, that adverse effects resulting primarily and directly from the real estate industry generally or the neighborhood shopping center industry generally (other than the financial condition or bankruptcy of one or more tenants), including such adverse effects that result from general market conditions, shall not, individually or in the aggregate, constitute a Property Material Adverse Effect or contribute affirmatively to any determination that any Property Material Adverse Effect exists or has occurred.

          "Purchase Agreement Properties" means, collectively, those Properties which are to be sold by certain of the FW Entities to certain of the USRP Entities or their designee(s) pursuant to the Purchase Agreement.

          "Real Property" means, as to each Property, the Land, the Improvements and all of the right, title and interest of a FW Entity in and to the rights, privileges, easements, and appurtenances to the Land or the Improvements, including, without limitation, any air, development, water, hydrocarbon or mineral rights held by a FW Entity, all licenses, easements, rights-of-way, claims, rights or benefits, covenants, conditions and servitudes and other appurtenances used or connected with the beneficial use or enjoyment of the Land or the Improvements and all rights or interests relating to any roads, alleys or parking areas adjacent to or servicing the Land or the Improvements.

          "SEC" means the United States Securities and Exchange Commission.

          "Transactions" means, collectively, the transactions contemplated by the Transaction Documents.

          "Title Policies" means the existing title insurance policies naming the applicable FW Entities as owners of the Properties, including all endorsements thereto.

          "USRP Material Adverse Effect" means a material adverse effect on the business, results of operations, financial condition or operating income of the USRP Entities taken as a whole; provided that adverse effects on the business, results of operations, financial condition or operating income of the USRP Entities resulting primarily and directly from (A) the fact that any or all of the USRP Entities have entered into the Transaction Documents or consummated the Transactions, or (B) the real estate industry generally or the neighborhood shopping center industry generally, including any adverse effects to the real estate industry generally or the neighborhood shopping industry generally that result from general market conditions, shall not, individually or in the aggregate, constitute a USRP Material Adverse Effect or contribute affirmatively to any determination that a USRP Material Adverse Effect exists or has occurred.

          1.2 Other Defined Terms. Other terms used herein shall have the meanings ascribed to them elsewhere in this Agreement.

     2.   Title and Survey Matters.

          2.1 Existing Title Policies and Surveys; Update of Title and Survey. The FW Entities have provided to the USRP Entities copies of any existing surveys of each Real Property in the possession or control of the FW Entities. The USRP Entities have received from Commercial Settlements, Inc., as agent for LandAmerica Title Insurance Company ("Title Company"), reports updating title to each Real Property since the date of the existing Title Policy for such Property (each, a "Title Update Report"), along with an undertaking (each, a "Title Commitment") by the Title Company to issue a new owner's policy of title insurance to a party designated by the USRP Entities in the same form as the existing Title Policy, subject only to such additional matters as are set forth in the Title Update Report (such additional matters (if any), together with those matters disclosed in Schedule B of the existing Title Policy for the applicable Property, are referred to herein as the "Known Title Matters"), in the amount of the Allocated Consideration for each Property. The USRP Entities have received from International Land Services, Inc. updates of the existing surveys of each Real Property (as so updated, the "Surveys").

          2.2 Permitted Exceptions. As used herein, the term "Permitted Exceptions" means, collectively, (a) all Known Title Matters, other than any FW Encumbrances, (b) matters shown on the Surveys, (c) all title matters reflecting the existence or terms of Leases shown on the Rent Rolls and other Leases entered into in accordance with this Agreement between the date hereof and the Closing Date, (d) real estate taxes and assessments for the fiscal year in which the Closing occurs (subject to the provisions of Section 8.2 hereof), (e) all matters, whether or not of record, to the extent caused by the USRP Entities or its agents, representatives or contractors, (f) liens filed by parties supplying labor or materials to any Property to the extent that the USRP Entities shall have received an adjustment to the Purchase Price on account thereof, and
     (g) any other matters not constituting Known Title Matters, as long as the items in this clause (g) are not violated by the existing improvements and use of the applicable Properties as improved, used and operated as of the date hereof or would not otherwise materially detract from the value of any of the applicable Properties. The FW Entities agree to reasonably cooperate with the USRP Entities to cause the removal of or issuance of affirmative title insurance over (by endorsement or otherwise) each of the exceptions listed on Exhibit 2.2 attached hereto, including without limitation, to prepare and deliver affidavits as to factual matters.

          2.3 FW Encumbrances. As used herein, the term "FW Encumbrance" shall mean any mortgage or deed of trust or other monetary lien voluntarily granted or expressly assumed by the Company or any Company Subsidiary and securing indebtedness of the Company or any Company Subsidiary or any of its affiliates other than the Assumed Loans. In any event, all FW Encumbrances must be satisfied by the FW Entities on or prior to the Closing Date (as the same may be extended as set forth below) or, if not so satisfied, shall be satisfied at Closing out of the proceeds otherwise payable to FW Entities, without adjustment of the Purchase Price.

          2.4 Other Encumbrances. If title to any Real Property is or becomes encumbered by any matter (including, without limitation, an attachment, a judgment or a lien) other than a Permitted Exception (which term shall exclude, for purposes of this Section 2.4 only, any matters referenced in clause (g) of Section 2.2 first arising after the date of the applicable Title Update Report), the FW Entities shall use commercially reasonable efforts to remove any such encumbrance, except that the FW Entities shall not be required to expend more than a total of $1,500,000 to cure such encumbrances which do not constitute FW Encumbrances. Notwithstanding anything to the contrary set forth above in this Section 2.4, the FW Entities shall be obligated to have each FW Encumbrance removed at the sole cost and expense of the FW Entities at or prior to Closing as provided in
     Section 2.3 hereof.

          2.5 Extension of Closing to Cure Encumbrances. If, despite reasonable efforts consistent with the foregoing provisions of this Section 2, the FW Entities are unable to remove any encumbrance required by this Agreement or the other Transaction Documents to be removed prior to the scheduled Closing Date, and such encumbrance can reasonably be removed on or before September 30, 2001 with commercially reasonable efforts consistent with the foregoing provisions of this Section 2, either the USRP Entities or the FW Entities shall have the right on one or more occasion by delivering written notice (an "Extension Notice") to the other to extend the applicable Closing to a date that is the earliest of (i) the date by which the parties reasonably expect such cure can be effected or (ii) September 30, 2001. Upon any such extension, the term "Closing Date" as used in this Agreement shall mean the date set forth in such Extension Notice. During such extended period, the FW Entities shall continue to use all commercially reasonable efforts consistent with the foregoing provisions of this Section 2 to cure such matters.

          2.6 Assumed Loan Lender Consents and Estoppels. The FW Entities shall, solicit and obtain on or before the Closing Date (and the USRP Entities shall cooperate with the FW Entities to the extent reasonably necessary to obtain) all approvals, consents, acknowledgments, agreements and authorizations from the Assumed Loan Lenders which are required for either
     (i) the assignment to and assumption by the applicable USRP Entities in connection with the sale of any Property which is encumbered by a mortgage or deed of trust securing such Assumed Loan under the Purchase Agreement or
     (ii) the Mergers, in each case, without any material change in the terms of such Assumed Loans (the "Assumed Loan Lender Consent Documents"). To the extent necessary to obtain any Assumed Loan Lender Consent, the USRP Entities agree to provide Person(s) to assume the obligations of the existing borrower(s) and/or guarantor(s) with creditworthiness reasonably comparable to the creditworthiness of the existing borrower(s) and/or guarantor(s), as applicable, under the applicable Assumed Loans. If an Assumed Loan Lender's consent is required in order to consummate the Transactions without prepaying such Assumed Loan, and if the FW Entities are unable to obtain such consent, then (x) the FW Entities, at their sole cost and expense, shall cause the outstanding principal balance and accrued interest on such Assumed Loan (but not any prepayment fees, yield maintenance amounts, defeasance costs or similar amounts ("Prepayment Costs"), which shall be paid as provided below) to be paid in full at the Closing, without adjustment of the Purchase Price, and (y) such Assumed Loan shall no longer be deemed an "Assumed Loan" for purposes of the Transaction Documents. In connection with the foregoing, (a) the FW Entities shall pay (x) the first $3,000,000 of any Prepayment Costs and any out-of-pocket costs incurred by, or on behalf of, any of the FW Entities or the USRP Entities (excluding fees of counsel to the FW Entities or the USRP Entities, but including any fees of counsel to the Assumed Loan Lenders required to be paid by the FW Entities or the USRP Entities) (collectively, "Loan Assumption Costs") payable in connection with obtaining the consent of the Assumed Loan Lender (including, without limitation, loan assumption fees and costs of any required "date down" or other endorsements to any Assumed Loan Lender's title insurance policy) or the satisfaction of such Assumed Loans requiring an Assumed Loan Lender's consent which consent is not obtained by Closing and (y) 25% of any Prepayment Costs and any Loan Assumption Costs in excess of $3,000,000, and (b) the USRP Entities shall pay 75% of any Prepayment Costs and Loan Assumption Costs in excess of $3,000,000 payable in connection with obtaining the consent of the Assumed Loan Lender or the satisfaction of such Assumed Loans requiring an Assumed Loan Lender's consent which consent is not obtained by Closing. To the extent that any Assumed Loan Lender holding any indebtedness required to be maintained under tax protection agreements related to the Merger Agreement Properties does not consent to the assumption thereof by the applicable USRP Entity where such consent is required, then the FW Entities shall cause such indebtedness to be refinanced prior to Closing with qualified non-recourse (except for reasonable and customary so-called "non-recourse carveouts") mortgage financing which is assumable by the applicable USRP

     Entity in an amount equal to the existing balance of such indebtedness or such lesser amount needed to comply with the terms of the applicable tax protection agreement, as determined by the FW Entities and approved by the USRP Entities and otherwise on terms and conditions reasonably acceptable to the USRP Entities, which refinancing shall constitute an Assumed Loan for the purposes of this Agreement and the Merger Agreement.

     3.   Access to Properties and Information; Confidentiality; Certain
          Covenants.

          3.1 Access to Properties and Information. From the date hereof until the Effective Time, each of the FW Entities shall, and shall cause their respective officers, employees and agents to, afford to the USRP Entities and to the officers, employees and agents of the USRP Entities access during normal business hours to such officers, employees, agents, Properties, books, records and contracts, and shall furnish the USRP Entities and their officers, employees and agents such financial, operating and other data and information, as the USRP Entities may reasonably request. Without limiting the generality of the foregoing:

               (a) The USRP Entities, personally or through their respective authorized agents or representatives, shall be entitled upon (i) presentation to the FW Entities of a certificate of insurance evidencing that the USRP Entities carry a liability insurance policy in an amount not less than $5,000,000, which liability insurance policy names the Company and FWOP as additional insureds, and (ii) not less than 24 hours advance notice to the FW Entities, to enter upon the Properties during normal business hours, and shall have the right to make such reasonable investigations, including, but not limited to, conducting engineering and structural studies, soil tests and environmental studies (including, without limitation, so-called "Phase I" and "Phase II" environmental studies), as the USRP Entities deem necessary or advisable with respect to the Properties; and

               (b) The FW Entities agree to copy and deliver (or otherwise make available as set forth below) to the USRP Entities, or to their duly authorized agents or representatives, upon demand, (i) copies of all Leases, (ii) copies of all applicable books and financial records relating to each Property and the operation and maintenance thereof, and (iii) such other items as the USRP Entities may reasonably request, in each case to the extent currently within the possession or control of a FW Entity or available to a FW Entity after reasonable inquiry or effort (all information described in this Section 3.1, collectively, the "Property Information"). Property Information may be made available at the main office of the FW Entities to the extent copying is not reasonably practicable.

     The Property Information may be examined at all reasonable times during normal business hours upon prior reasonable notice to the FW Entities and may be photocopied by the USRP Entities. The activities of the USRP Entities at the Property shall be conducted in such a manner so as not to interfere materially with the occupancy of any tenant with due regard given to the nature and type of activity, test or analysis being conducted. The

     USRP Entities shall conduct their activities in a manner that will not cause any material damage to the Properties (unless restored by the USRP Entities as provided herein) or liability to the FW Entities or the Properties. In the event the Closings do not occur for any reason, the USRP Entities shall return to the FW Entities all Property Information and any and all other materials and information provided to the USRP Entities by the FW Entities or any of their agents.

          3.2 Confidentiality. Prior to the Effective Time, the USRP Entities shall hold in confidence all Property Information provided by the FW Entities and all results of their investigations of the FW Entities and the Properties on the terms and subject to the conditions contained in that certain confidentiality agreement between BPP Retail, LLC and the Company dated April 16, 1999 (the "Confidentiality Agreement"), as if each of the USRP Entities were named therein as a party. Each of the FW Entities hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the making and consummation of the Transactions. At the Effective Time, the Confidentiality Agreement and all obligations under this Section 3.2 shall terminate.

          3.3 Financial and Other Statements. Supplementing the provisions of
     Section 3.1, during the term of this Agreement the FW Entities shall provide to the USRP Entities or their representatives the following documents and information:

               (a) As soon as reasonably available after filing with the SEC, the FW Entities shall deliver to the USRP Entities or their representatives the Company's Quarterly Report on Form 10-Q as filed under the Exchange Act for each fiscal quarter ending after the date of this Agreement. As soon as reasonably available after filing with the SEC, the FW Entities shall deliver to the USRP Entities or their representatives the Company's Annual Report on Form 10-K, as filed under the Exchange Act for each fiscal year ending after the date of this Agreement. The FW Entities shall also deliver to the USRP Entities or their representatives, promptly after its being filed with the SEC, a copy of each Current Report on Form 8-K and a copy of each other report, statement or schedule filed with the SEC by or with respect to the Company or any Company Subsidiary.

               (b) Promptly upon receipt thereof, the FW Entities shall furnish to the USRP Entities or their representatives copies of all internal control reports submitted to any FW Entity by independent accountants in connection with each annual, interim or special audit of the books of any FW Entity made by such accountants.

               (c) As soon as practicable, the FW Entities shall furnish to the USRP Entities or their representatives copies of all such financial statements, reports or other communications as the Company or any Company Subsidiary shall send to its stockholders, partners, members, the SEC or any other regulatory authority, except to the extent any such reports furnished to any such regulatory authority are confidential and except as legally prohibited thereby.

          3.4 Termination of Property Contracts.

               (a) Property Management and Affiliate Property Contracts; Insurance. The FW Entities shall terminate or cause to be terminated, effective immediately prior to the Closing under the Purchase Agreement and at the sole cost and expense of the FW Entities, the property management contract for each Property with its affiliate First Washington Management, Inc. ("FWM") and each of the other Property Contracts between the Company or a Company Subsidiary and any affiliate of a FW Entity. The FW Entities shall reasonably cooperate with the USRP Entities in arranging for the ability of the USRP Entities to terminate, at any time after the Effective Time, any casualty, liability and other insurance maintained by the Company and Company Subsidiaries, including determining the amount of any fees, additional premiums, reductions in refunds of unused prepaid premiums and other costs which will be payable as a result of any such early termination of insurance ("Insurance Termination Costs").

               (b) Other Property Contracts. Not later than forty-five (45) days prior to the Closing Date under the Purchase Agreement, the USRP Entities may deliver a written notice to the FW Entities setting forth those Property Contracts listed on Exhibit 3.4 that the USRP Entities wish to have terminated upon Closing and which, by their terms, may be terminated upon not more than thirty (30) days' notice without payment of any termination fee or similar amount (together with any other Property Contracts not listed on Exhibit 3.4 unless one of the USRP Entities expressly agrees in writing to assume the same, the "Terminated Property Contracts"). The FW Entities will terminate or cause to be terminated, prior to the Closing, all of the Terminated Property Contracts (subject to customary obligations under each such Terminated Property Contract involving leasing commissions payable to parties unaffiliated with a FW Entity to pay such leasing commissions if the leasing agent secures a tenant from a designated list of possible tenants with whom such unaffiliated leasing agent has had dealings regarding a possible lease within a specified period of time after termination, which the USRP Entities will assume). At the Closings, the FW Entities shall assign or cause to be assigned to the USRP Entities all of the Property Contracts listed on Exhibit 3.4 other than the Terminated Property Contracts and any other Property Contracts not listed on Exhibit 3.4 which the USRP Entities expressly agree in writing to assume, except to the extent that such assignment occurs by operation of law and is not otherwise deemed an "assignment" by its terms upon a merger or change in ownership (i.e., for Property Contracts relating to the Merger Agreement Properties). The FW Entities shall pay and discharge at or before the Closings all obligations and liabilities of the Company and the Company Subsidiaries under any Property Contracts assumed by the USRP Entities in connection with the Transactions arising during any period prior to Closing under the Purchase Agreement unless the USRP Entities receive a credit against the Purchase Price on account thereof.

               (c) Third Party Management Property Contracts. Prior to Closing, the FW Entities shall cause the applicable Company Subsidiaries to terminate all of the third party management contracts to which a Company Subsidiary is a party, unless at least

     45 days prior to the Closings the USRP Entities deliver written notice to the FW Entities directing the FW Entities not to terminate any of such third party management contracts.

     4. Representations and Warranties of FW Entities. Except for Known Title Matters and as set forth in the Diligence Reports, the FW Entities, jointly and severally, represent and warrant to the USRP Entities as follows:

          4.1 Corporate Status; Compliance With Law. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary (other than in such states where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect); which states are listed in Exhibit 4.1(a) attached hereto. Each of the Company Subsidiaries is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or company power and authority to own its Properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its Property or the conduct of its business requires such qualification (other than in such states where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect), which states are listed in Exhibit 4.1(a) attached hereto. Neither the Company, any Company Subsidiary nor any Property is in violation of any order of any court, administrative or regulatory agency or commission or other governmental authority, domestic or foreign ("Governmental Entity") or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Company or any Company Subsidiary or any of its respective Properties or assets is subject, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Property Material Adverse Effect. The Company and the Company Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, except where the failure to obtain any such license, permit or authorization or to take any such action would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Real Property is in violation of any applicable federal, state, county or municipal law, code, rule, or regulation (including, without limitation, The Americans with Disabilities Act of 1990, as amended, and the regulations promulgated thereunder, zoning and other land use laws and regulations, and applicable building codes) or requires the correction of any condition by reason of a violation of any applicable federal, state, county or municipal law, code, rule, or regulation, which has not been previously cured, except in each case to the extent such violation or required correction, together with all other violations or required corrections, would not reasonably be expected to have a Property Material Adverse Effect. With respect to each of the

     Properties listed on Exhibit 4.1(b), no physical changes have been made to any such Property since the date of the most recent title insurance policy with respect thereto which would cause such Property to violate the provisions of any zoning or other land use law or regulation, in each case to the extent such violation, together with all other violations, would not reasonably be expected to have a Property Material Adverse Effect. Copies of the Charter or other equivalent documents, Bylaws, organizational documents and partnership, operating and joint venture agreements (and in each such case, all amendments thereto) of the Company and the Company Subsidiaries are listed in Exhibit 4.1(c) attached hereto, and the copies of such documents which have previously been delivered or made available to the USRP Entities and their counsel, are true and correct.

          4.2 Authorization, Validity and Effect of Agreements. Each of the Company and the Company Subsidiaries has the requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder, subject to obtaining the approvals contemplated herein and therein, as applicable. The Board of Directors of the Company has, by resolutions duly adopted by unanimous vote and approved the Transactions and the Transaction Documents, and has agreed to recommend that the holders of Company Common Stock adopt and approve a plan of liquidation (the "Plan of Liquidation") and the Transactions at the Company stockholders' meeting which will be held in accordance with the provisions of Section 7.1 of the Merger Agreement. In connection with the foregoing, the Board of Directors of the Company has taken such actions and votes as are necessary on its part to render the provisions of Article IV, Sections
     4.3.7 and Section 4.5.5 of the Company's Charter, Section 12 of the Company's Articles Supplementary, and the applicable provisions of the Control Share Acquisition Statute (Title 3, Subtitle 7), the Business Combination Statute (Title 3, Subtitle 6) and all other applicable takeover statutes of the MGCL and any other applicable takeover statutes of any other state, inapplicable to the Transaction Documents and the Transactions. As of the date hereof, all of the directors and executive officers of the Company have indicated that they presently intend to vote all shares of Company Common Stock and Units which they own to approve the Transactions and the Transaction Documents at the Company stockholders' meeting. Subject only to the approval of the holders of a majority of the outstanding shares of Company Common Stock entitled to be cast and, to the extent required, by the holders of a Majority-in-Interest (as defined in the FW Partnership Agreement (as hereinafter defined)) of the limited partners of FWOP, the execution by the Company and the Company Subsidiaries of the Transaction Documents to which they are parties and the consummation of the Transactions and such ancillary agreements have been duly authorized by all requisite corporate, partnership or company action on the part of such entities, and no other action on the part of stockholders or partners is required. The Transaction Documents constitute, and the ancillary agreements to which they are parties (when executed and delivered pursuant hereto) will constitute (assuming due and valid authorization, execution and delivery hereof and thereof, as applicable, by each of the USRP Entities that are a party hereto or thereto, as applicable), the valid and legally binding obligations of the Company and the Company Subsidiaries, enforceable against the Company and each of the Company Subsidiaries in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          4.3 Capitalization.

               (a) The authorized stock of the Company consists of 90,000,000 shares of Company Common Stock of which as of the date hereof 10,462,422 shares are issued and outstanding and 10,000,000 shares of preferred stock, of which 3,750,000 shares are classified as shares of Series A Cumulative Participating Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock") and 1,000,000 shares are classified as Class B Junior Participating Preferred Stock (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Company Preferred Stock"), of which as of the date hereof 1,968,484 shares of Series A Preferred Stock are issued and outstanding and no shares of Series B Preferred Stock are issued and outstanding. All such issued and outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except for the options (collectively, the "Company Options") granted under the Company's 1994 Amended and Restated Stock Option Plan, as amended (the "Stock Option Plan"), and except as set forth on Exhibit 4.3(a) there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock of the Company. Exhibit 4.3(a) attached hereto sets forth a full list of the Company Options, including the name of the Person to whom such stock options have been granted, the number of shares subject to each option, the per share exercise price for each option, the vesting schedule for each option and the termination date for each option. There are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of Company Common Stock or Company Preferred Stock or which restrict the transfer of any such shares, nor does the Company have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in Exhibit 4.3(a) hereto, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary. All dividends with respect to Company Common Stock and the Company Preferred Stock have been paid in full as of the most recent dividend period. As of the date hereof, each share of Series A Preferred Stock is convertible into 1.282051282 shares of Company Common Stock. Except as set forth in Exhibit 4.3(a) hereof, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register any of their securities under the Securities Act of 1933, as amended (the "Securities Act"), and after the Effective Time, neither the Surviving Company nor any affiliate thereof will have any obligation to register any of their securities as a result of any prior commitment made by the Company or any of the Company Subsidiaries. After the Effective Time, the Surviving Company will have no obligation to issue, transfer or sell any shares of capital stock or other equity interest of the Company or the Surviving Company pursuant to the Stock Option Plan or any other Employee Program (as hereinafter defined).

               (b) The Company is the sole general partner of FWOP. As of the date hereof, there are 14,865,264 common units of limited partnership interest in FWOP ("Common Units"), 1,968,484 Series A preferred units of limited partnership interest in FWOP ("Series A Preferred Units") and 85,760 Series B preferred units of limited partnership interest in FWOP ("Series B Preferred Units", and together with the Series A Preferred Units, the "Preferred Units", and the Preferred Units together with the Common Units are collectively referred to herein as the "Units") of FWOP issued and outstanding all as set forth in Exhibit 4.3(b) attached hereto. The Company owns 10,462,422 of such Common Units, 1,968,484 of such Series A Preferred Units and no Series B Preferred Units, in each case, free and clear of all liens, security interests, claims against title or other encumbrances on title. The Company had a reasonable basis for believing that each limited partner of FWOP was an "accredited investor" (as such term is defined in Rule 501 of Regulation D of the SEC under the Securities
     Act) at the time such Person first became a limited partner of FWOP. All such issued and outstanding partnership interests are duly and validly issued, fully paid, and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate FWOP to issue, transfer or sell any partnership interests of FWOP. Except as set forth in Exhibit 4.3(b), there are no outstanding contractual obligations of FWOP to repurchase, redeem or otherwise acquire any partnership interests of FWOP. The partnership interests owned by the Company and, to the knowledge of the Company, any other Person, are subject only to the restrictions on transfer set forth in the First Amended and Restated Agreement of Limited Partnership of FWOP, as amended (the "FW Partnership Agreement") and those imposed by applicable securities laws and, with respect to Persons other than the Company and the Company Subsidiaries, the Contribution Agreements. FWOP has not issued or granted, and is not a party to, any commitments of any kind relating to, or any agreements or understandings with respect to, partnership interests or any other interest in FWOP or any securities convertible into partnership interests or such other interests. All distributions which have been declared or accrued as of the most recent period with respect to the Units have been paid in full as of the most recent period. As of the date hereof, each Series A Preferred Unit and each Series B Preferred Unit is convertible into 1.282051282 shares of Company Common Stock. Prior to the date hereof, the general partner of FWOP has consented in writing to the consummation of the Partnership Merger, the Recapitalization (as defined in the Merger Agreement), the sale of the Purchase Agreement Properties pursuant to the Purchase Agreement and the other transactions contemplated in the Transaction Documents.

          4.4 Subsidiaries. Except as set forth in Exhibit 4.4 attached hereto, the FW Entities, collectively, own, directly or indirectly, all of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the Company

     Subsidiaries. Each of the outstanding shares of capital stock in each of the Company Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. The following information for each Company Subsidiary is set forth in Exhibit 4.4 attached hereto: (i) its name and jurisdiction of incorporation or organization; (ii) the jurisdictions in which such entity is qualified to conduct business; (iii) its authorized capital stock or share capital or partnership or other interests; (iv) the name of each stockholder or owner of a partnership or other equity interest and the number of issued and outstanding shares of capital stock or share capital or percentage ownership for non-corporate entities held by it; and (v) the name of the general partners or managers, if applicable.

          4.5 Other Interests. Except for interests in the Company Subsidiaries as set forth in Exhibit 4.5 attached hereto, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity (other than investments in short-term investment securities). With respect to the interests set forth in Exhibit 4.5 attached hereto, the Company or the applicable Company Subsidiary, as the case may be, is a partner, member or stockholder in good standing, owns such interests free and clear of all liens, pledges, security interests, claims, options or other encumbrances, is not in breach of any provision of any agreement, document or contract governing such entity's rights in or to the interests owned or held, all of which agreements, documents and contracts are set forth in Exhibit 4.5 attached hereto, and have not been modified or amended since their description therein, and are in full force and effect and, to the knowledge of the Company, the other parties to such agreements, documents or contracts are not in breach of any of their respective obligations under such agreements, documents or contracts.

          4.6 Conflicts. Neither the execution and delivery by the Company and the applicable Company Subsidiaries of the Transaction Documents nor the consummation by the Company and the applicable Company Subsidiaries of the Transactions, nor the compliance by the Company and the applicable Company Subsidiaries with the Transaction Documents: will (i) conflict with or result in a breach of any provisions of the Charter, Bylaws, organizational documents, partnership agreements, operating agreements, or other joint venture agreements of the Company or any Company Subsidiary; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any Employee Program or any grant or award made thereunder except as set forth in Exhibit 4.6 attached hereto for which the Surviving Company (as defined in the Merger Agreement) would be liable after the Effective Time; (iii) except as set forth in Exhibit 4.6 attached hereto, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Properties of the Company or the Company Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of the Company Rights

     Agreement (as defined in Section 4.36) or any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries or any of their Properties is bound or affected, which would reasonably be expected to have a Property Material Adverse Effect; or (iv) other than as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings") and other than customary filings required in connection with the recording of the Deeds (as defined in the Purchase Agreement), require any consent, approval or authorization of, or declaration, filing or registration with any Governmental Entities, except where any such breaches, violations, defaults, triggering of payments or obligations, conflicts, termination, acceleration, liens, encumbrances, or voiding of any rights or obligations, would not, individually or in the aggregate, reasonably be expected to have a Property Material Adverse Effect or materially restrict or impair the ability of the FW Entities to consummate the Transactions.

          4.7 SEC Documents.

               (a) True, correct and complete copies of all material filings by the Company with the SEC and each (A) registration statement, (B) annual report on Form 10-K, (C) quarterly report on Form 10-Q, (D) current report on Form 8-K, (E) proxy statement or information statement, and (F) other report filed with the SEC pursuant to the requirements of the Exchange Act or the Securities Act (in all such cases, including all exhibits, amendments and supplements thereto), prepared by the Company or any of the Company Subsidiaries or relating to properties of the Company or the Company Subsidiaries since January 1, 1997 in the form (including exhibits and any amendments thereto) filed with the SEC have (except for any exhibits) previously been provided or made available to the USRP Entities or their counsel (collectively, the "SEC Reports"). The SEC Reports constitute all material forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws") since January 1, 1997. As of their respective dates, the SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading in any material respect. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and the Company Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the SEC Reports (including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings or cash flows, as the case may be, of the Company and the Company Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC. Except as and to the extent set forth on the consolidated balance sheet of the Company and the Company Subsidiaries at June 30, 2000, including all notes thereto and the notes to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, neither the Company nor any of the Company Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date and liabilities for expenses of attorneys, accountants and investment bankers incurred in connection with the Transactions.

               (b) The Units are not registered under Section 12 of the Exchange Act.

          4.8 Litigation. Except as disclosed in Exhibit 4.8 attached hereto, there is no suit, action, proceeding, investigation, arbitration, claim or charge pending (in which service of process has been received by an employee of the Company or a Company Subsidiary) or, to the knowledge of the Company, threatened in writing against or threatened in writing affecting the Company or any Company Subsidiary or any of their respective assets or properties, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity, or arbitrator outstanding against or affecting the Company or any Company Subsidiary or any of their respective assets or properties (any such proceeding hereinafter referred to as "Litigation") that, individually or in the aggregate, could reasonably be expected to (i) as of the date hereof, be material, (ii) as of the Closings, have a Company Material Adverse Effect or (iii) prevent or materially restrict or impair the consummation of any of the Transactions, and to the knowledge of the Company, Exhibit 4.8 indicates the status of the insurance carrier's acceptance thereof.

          4.9 Absence of Certain Changes or Events. Except as disclosed in
     Exhibit 4.9 attached hereto, since June 30, 2000, the Company and the Company Subsidiaries have conducted their business only in the ordinary course and there has not been (a) any change which, individually or in the aggregate with all other such changes, has had a Company Material Adverse Effect, nor has there been any occurrence or circumstance that with the passage of time which, individually or in the aggregate with all other such changes, occurrences or circumstances, would reasonably be expected to result in a Company Material Adverse Effect, (b) except for distributions consistent with Section 7.1(k) hereof, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Company Common Stock, the Company Preferred Stock or the Units, (c) other than the Recapitalization (as defined in the Merger Agreement), any split, combination or reclassification of the Company Common Stock or the Company Preferred Stock or the Units or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of capital stock of the Company or partnership interests in FWOP or any issuance of an ownership interest in, any Company Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate with all other such damages, destruction or losses, has had, or might reasonably be expected to have, a Company Material Adverse Effect, (e) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles ("GAAP"), or (f) any material amendment of any employment, consulting, severance, retention or any other agreement between the Company or any Company Subsidiary and any officer, director, employee or significant stockholder of the Company or any Company Subsidiary. For the purposes of updating the representations and warranties set forth in this Section 4.9 as of the Closing only, the term "Company Material Adverse Effect" as used in this
     Section 4.9 shall be deemed modified as provided in Section 6.2(h).

          4.10 Taxes.

               (a) The Company and each of the Company Subsidiaries has paid or caused to be paid all federal, state, local, foreign, and other taxes including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes and assessments, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed by it through the date hereof, other than those taxes that individually or in the aggregate, are not material.

               (b) The Company and each of the Company Subsidiaries has timely filed, or requested extensions to file, all federal, state, local and foreign tax returns required to be filed by any of them through the date hereof, and all such returns are complete and accurate in all material respects. Attached as Exhibit 4.10(b) attached hereto is a list all written requests for extension of filing obligations with respect to Tax Returns not yet filed which the Company has submitted to the Internal Revenue Service ("IRS") and a summary of the current status of the filing.

               (c) To the Company's knowledge, no material abatement proceedings are pending with reference to any real estate taxes assessed against any Real Property except as shown on Exhibit 4.10(c). To the Company's knowledge, there are no material betterment assessments or other special assessments presently pending or proposed by any governmental authority with respect to any portion of any Real Property.

               (d) Neither the IRS nor any other Governmental Entity is now asserting by written notice to the Company or any Company Subsidiary or, to the knowledge of the

     Company or the Company Subsidiaries, threatening to assert against the Company or any Company Subsidiary any deficiency or claim for additional Taxes. To the knowledge of the Company, there is no dispute or claim concerning any Tax liability of the Company or any Company Subsidiary, either claimed or raised by any Governmental Entity, or as to which any officer of the Company or any Company Subsidiary has reason to believe may be claimed or raised by any federal or state Governmental Entity. No claim has ever been made by notice to the Company or any Company Subsidiary nor to the knowledge of the Company, has any claim been threatened to be made by a taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file reports and returns that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any Company Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes. Neither the Company nor any of the Company Subsidiaries has ever entered into a closing agreement pursuant to Section 7121 of the Code.

               (e) Neither the Company nor any of the Company Subsidiaries has received written notice of any audit of any tax return filed by the Company or any Company Subsidiary, and neither the Company nor any of the Company Subsidiaries has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Exhibit 4.10(e), neither the Company nor any of the Company Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the Company and each of the Company Subsidiaries and all communications relating thereto have been delivered to the USRP Entities or made available to representatives of the USRP Entities.

               (f) Each of the Company Subsidiaries of which all the outstanding capital stock is owned solely by the Company is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. FWOP and each of the other Company Subsidiaries listed as a partnership or limited liability company in Exhibit 4.4 attached hereto are, and have been at all times during which the Company, FWOP or any of the other Company Subsidiaries held an interest therein, properly classified as partnerships for federal income tax purposes and not as publicly-traded partnerships.

               (g) For all tax years of the Company, the Company has qualified as a REIT within the meaning of Sections 856-860 of the Code, including, without limitation, the requirements of Sections 856 and 857 of the Code. For the periods described in the preceding sentence, the Company has met all requirements necessary to be treated as a REIT for purposes of the income tax provisions of those states in which the Company is subject to income tax and which provide for the taxation of REITs in a manner similar to the treatment of REITs under Sections 856-860 of the Code. For the period beginning immediately after the end of the last tax year completed before the date of this Agreement and ending with the Effective Time, the Company has operated and will operate in a manner that will allow it to qualify as a REIT.

               (h) Exhibit 4.10(h)(i) contains a list of all agreements pursuant to which the Company and/or any Company Subsidiary acquired Properties in exchange for Units in whole or in part (collectively, the "Contribution Agreements"). As of the date hereof, no limited partner of FWOP has raised, or to the knowledge of the Company threatened to raise, a material claim against the Company or FWOP for any breach of any tax protection agreement or any similar arrangement. Exhibit 4.10(h)(ii) contains a complete list of all Contribution Agreements that contain tax protection provisions that will remain in place following the consummation of the Transactions. The copies of such Contribution Agreements provided to the USRP Entities are true and complete, and no such Contribution Agreement has been amended or modified except to the extent set forth on Exhibit 4.10(h)(ii). Other than the Contribution Agreements identified on Exhibit 4.10(h)(ii), there are no written or oral tax protection agreements or similar arrangements in effect which impose obligations or restrictions on any FW Entity with respect to the sale of properties or the maintenance of indebtedness or otherwise, other than those which will expire pursuant to their terms immediately following the consummation of the Transactions.

          4.11 Books and Records.

               (a) The books of account and other financial records of the Company and each of the Company Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with commercially reasonable business practices, and are accurately reflected in all material respects in the financial statements included in the SEC Reports.

               (b) The minute books and other material records of the Company and each of the Company Subsidiaries have been made available to the USRP Entities, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of the Company and each of the Company Subsidiaries and all actions of the partners of each of the Company Subsidiaries.

          4.12 Properties and Title.

               (a) All of the Real Properties owned by the Company and each of the Company Subsidiaries are set forth in Exhibit 4.12 attached hereto. Except as set forth in Exhibit 4.12 attached hereto, the Company and each Company Subsidiary owns fee simple title (or leasehold title to the extent shown on Exhibit 4.12) to each of the Real Properties identified in Exhibit 4.12, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (collectively, "Encumbrances"), and the Real Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (x) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, that do not materially and adversely affect the current use of the Property, materially detract from the value of the Property as currently used or materially interfere with the present use of the Property, and (y) Encumbrances and Property Restrictions which constitute Permitted Exceptions or FW Encumbrances. Valid policies of title insurance have been issued insuring the Company's or the applicable Company Subsidiary's fee simple title (or leasehold title to the extent shown on Exhibit 4.12) to each of the Real Properties in amounts at least equal to the purchase price thereof paid by the applicable Company Subsidiary, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. At the time each of the Title Policies were issued, none of the FW Entities had knowledge of any facts or circumstances which would constitute the basis for a claim against such Title Policies.

               (b) Permits. Neither the Company nor any Company Subsidiary has received any written notice from any Governmental Entity or from any other Person that the Real Properties are not in substantial compliance with any material governmental permit, license or certificate or any agreement, easement or similar instrument applicable to any of the Real Properties which has not been fully cured. To the knowledge of the Company, no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Real Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Real Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Real Properties has not been obtained and is not in full force and effect, and there is no pending threat of modification or cancellation of any of the same nor is the Company nor any Company Subsidiary currently in default thereunder and the Real Properties are in compliance with all governmental permits, licenses and certificates, except for any of the foregoing matters which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          4.13 Physical Condition of Properties. Except as set forth on Exhibit
     4.13 hereto or otherwise in the Diligence Reports and except for those defects or damages, that, individually or in the aggregate with all other such defects or damages, would not reasonably be expected to have a Company Material Adverse Effect, (a) there are no material structural defects relating to any of the Properties, (b) there is no Property whose building systems are not in working order in any material respect, and (c) there is no physical material damage to any Property for which there is no insurance in effect covering the full cost of the restoration.

          4.14 Construction Projects. There are no material renovation or material construction projects currently being performed or scheduled to be performed at any of the Properties except for the projects listed and described on Exhibit 4.14 (the "Construction Projects"). Exhibit 4.14 sets forth for each Construction Project (i) a description of the work, (ii) the anticipated cost thereof, and (iii) the scope of the obligations of the Company or any Company Subsidiary with respect thereto (e.g., reimbursement to tenant for tenant improvement work performed by or on behalf of tenant). Neither the Company nor any Company Subsidiary is in material default of any obligation with respect to the Construction Projects and, to the knowledge of the Company, the tenants obligated to complete any of the Construction Projects are not in material default with respect to such obligations as of the date of this Agreement.

          4.15 Compliance with Restrictions. Neither the Company nor any Company Subsidiary has received any written notice that the existing improvements or current use, operation or parking at any Property does not comply with any material restriction, covenant or similar agreement affecting such Property. The current use and operation and the parking at the Properties comply in all material respects with all restrictions, covenants, and similar agreements affecting the Properties, except for such noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          4.16 Condemnation. As of the date hereof, no condemnation proceeding is pending or, to the knowledge of any FW Entity, contemplated in connection with any Real Property except as shown on Exhibit 4.16 attached to this Agreement and except for immaterial condemnations (e.g., taking of so-called "slope easement" in connection with adjacent road construction) which would not adversely affect access, parking, legal compliance or value of a Property in any material respect. As of the Closing under the Purchase Agreement, the foregoing sentence will remain true and correct, except for any events or facts which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          4.17 Leases.

               (a) The FW Entities have delivered or made available true and complete copies of all Leases and guarantees of the obligations of the tenants thereunder, if any. The rent rolls attached hereto as Exhibit 4.17(a) (the "Rent Rolls"), taken as a whole, are accurate in all material respects as of the date indicated therein. Except as disclosed in the Rent Rolls, and except to the extent not material to any individual Property, as of the date indicated in the Rent Rolls: (i) each Lease is in full force and effect with respect to the applicable Company Subsidiary and, to the Company's knowledge, with respect to the tenants under the Leases; (ii) neither the Company nor any Company Subsidiary has received any notice that it is in default (which has not been cured) of any of its obligations as landlord under any Lease, and to the Company's knowledge the applicable Company Subsidiary is not in material default (which has not been cured) of its obligations as landlord under any Lease; (iii) no tenant is in default in any material monetary obligation or any material non-monetary obligation under its Lease; (iv) no rent has been paid by any tenant more than one month in advance and no security or other deposits or payment of last month's rent or similar amounts paid by tenants (collectively, "Tenant Deposits") have been applied to perform tenant obligations; (v) the tenant under each of the Leases is in actual possession of the leased premises; and (vi) no tenant is entitled to any free rent, abatement, unpaid tenant improvement or other cost reimbursement or unpaid allowance, rebate, set-off or other concession during the remaining term of its Lease (including any renewal or extension term). Except for the In-Negotiation Leases, neither the Company nor any Company Subsidiary has made any written or oral commitments to lease any Property or any portion thereof which has not yet been reduced to a written Lease.

               (b) As of the date hereof, no material leasing or similar commissions are payable with respect to any of the Leases, either for the term then in effect or for any renewal, substitution, extension or expansion thereunder, except as shown on Exhibit 4.17(b). As of the Closing, no material leasing or similar commissions shall be payable with respect to any of the Leases, either for the term then in effect or for any renewal, substitution, extension or expansion thereunder, except as shown on Exhibit 4.17(b) or otherwise approved by the USRP Entities in connection with any new Leases entered into after the date hereof and prior to Closing, other than those adjusted for at Closing.

          4.18 [Intentionally Omitted]

          4.19 Certain Reports. The Company has provided the USRP Entities with true and complete copies of all material reports that are in the possession or control of the Company relating to the physical and environmental condition of the Property, which reports are included in the list of Diligence Reports. For purposes of this Agreement, the term "Hazardous Materials" shall mean any substance which is or contains: (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) or any regulations promulgated thereunder; (ii) any "hazardous waste" as now or hereafter defined in the Recourse Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.) or regulations promulgated thereunder; (iii) any substance regulated by the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.) or regulations promulgated thereunder; (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or nonfriable;
     (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under "Environmental Requirements" (as hereinafter defined) or the common law, or any other applicable law related to a Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on a Real Property: (A) requires reporting, investigation or remediation under Environmental Requirements;
     (B) causes or threatens to cause a nuisance on such Real Property or adjacent property or poses or threatens to pose a hazard to health or safety of persons on such Real Property or adjacent property; or (C) which, if emanated or migrated from such Real Property, could constitute a trespass. For purposes of this Agreement, the term "Environmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which a Real Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of such Real Property, such Real Property or the use of such Real Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

          4.20 Hazardous Materials. Except as set forth in Exhibit 4.20 and except as set forth in the Diligence Reports, each Property complies in all material respects with all Environmental Requirements applicable to such Property, there has been no release of Hazardous Materials on or from any Real Property, and there are no underground storage tanks beneath any Real Property and during the ownership of the Properties by the Company or any Company Subsidiary, neither the Company nor any Company Subsidiary has made, been requested to make, nor been required to make any report or disclosure to any Governmental Entity relating to a release or threatened release of Hazardous Materials to or from any Property, in each case except to the extent such matters would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          4.21 Rights to Purchase. Except as set forth in Exhibit 4.21, neither the Company nor any of the Company Subsidiaries has granted any option agreements or rights of first refusal or rights of first offer with respect to the purchase of any Property or any portion thereof or interest therein or any other rights in favor of third persons to purchase or otherwise acquire any Property or any portion thereof or any interest in any Property or any interest in the Company or any Company Subsidiary and, to the Company's knowledge, no prior owner of a Property has granted any option agreements or rights of first refusal or rights of first offer with respect to the purchase of any Property or any portion thereof or any other rights in favor of third persons to purchase or otherwise acquire any Property or any portion thereof or any interest in any Property or any interest in the Company or any Company Subsidiary.

          4.22 [Intentionally Omitted]

          4.23 FIRPTA. None of the FW Entities is a "foreign person" within the meaning of Section 1445(f)(3) of the Code. The taxpayer identification number of each FW Entity is listed on Exhibit A.

          4.24 Personal Property. None of the material personal property necessary for the use, operation, repair or maintenance of any Property as currently used, operated, maintained and repaired is leased from or otherwise owned by third-parties except (i) for equipment owned or leased by third party vendors providing maintenance or repair services to a Property or (ii) as otherwise listed on Exhibit 4.24.

          4.25 Intellectual Property. Except as would not, individually or in aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date of this

     Agreement, there are no claims pending or, to the Company's knowledge, threatened, that any of the Company or the Company Subsidiaries is in violation of any intellectual property right of any third party.

          4.26 Other Agreements. Exhibit 4.26 sets forth (i) each unexpired commitment, contractual obligation or borrowing (each, an "Other Agreement") entered into by the Company or any of the Company Subsidiaries which may result in total payments by or liability of the Company or any Company Subsidiary in excess of $25,000, other than the Assumed Loans, Property Contracts, Leases and Employee Programs, and (ii) all third party management contracts whereby a Company Subsidiary provides management services for a fee. True and complete copies of the foregoing have previously been provided or made available to the USRP Entities or their counsel. Neither the Company nor any of the Company Subsidiaries has received any notice of a default that has not been cured (or will not be cured at or prior to the Effective Time) under any of the documents described in clauses (i) or (ii) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods except where such default would not, individually or in the aggregate, be reasonably expected to have a Property Material Adverse Effect. Neither the Company nor any Company Subsidiary has entered into any unrecorded material Other Agreements with any Governmental Entity affecting any Real Property that have not been disclosed to the USRP Entities in writing.

          4.27 Development Rights. To the Company's knowledge, all work to be performed, payments to be made and actions to be taken by the Company or any of the Company Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with the development of the Properties, including any development agreement relating to a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation, etc.) has been performed, paid or taken in all material respects, as the case may be, and neither the Company nor any Company Subsidiary has received any written notice from any Governmental Entity that any material portion of such work, payment or action has not been performed, paid or taken, as the case may be.

          4.28 Assumed Loans. Neither the Company nor any of the Company Subsidiaries is in material default under any of the Assumed Loans and no event has occurred which, with notice or the passing of time or both, would constitute a material default under the Assumed Loans. All of the material documents evidencing, securing or otherwise relating to the Assumed Loans are listed on Exhibit 4.28 and have been delivered or made available to the USRP Entities.

          4.29 [Intentionally Omitted]

          4.30 Insurance. The Company, each Company Subsidiary and the Properties are currently insured with financially responsible insurers with the coverages, and in the amounts and with the deductibles, shown in
     Exhibit 4.30 hereof. No Property has any defects or inadequacies which would materially and adversely affect the insurability of such Property.

          4.31 Bankruptcy. There has not been filed by or against the Company or any Company Subsidiary any petition in bankruptcy or other insolvency proceedings or proceedings for reorganization of the Company or any Company Subsidiary or for the appointment of a receiver or trustee for all or any substantial part of the Company's or any Company Subsidiary's property, nor has the Company or any Company Subsidiary made any assignment for the benefit of its creditors or filed a petition for an arrangement, or entered into an arrangement with creditors or filed a petition for an arrangement with creditors or otherwise admitted in writing its inability to pay its debts as they become due (each, as to any Person that is the subject thereof, a "Bankruptcy Event"). Except as listed on Exhibit 4.31, to the knowledge of the Company there is no Bankruptcy Event with respect to any tenant under any Lease as of the date of this Agreement.

          4.32 Employee Benefit Plans.

               (a) Exhibit 4.32(a) sets forth a list of every Employee Program that has been maintained by the Company, any Company Subsidiary or an Affiliate.

               (b) Each Employee Program which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such Section or the amendment period for such Employee Program has not expired. No event or omission has occurred which would cause any Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)).

               (c) Neither the Company nor any Affiliate knows, nor should any of them reasonably know, of any failure of any party to comply with any laws applicable with respect to the Employee Programs. With respect to any Employee Program, there has been no (i) "prohibited transaction", as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, (ii) failure to comply with any provision of ERISA, other applicable law, or any agreement, or
     (iii) non-deductible contribution, which, in the case of any of (i), (ii), or (iii), could subject the Company, any Company Subsidiary or any Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense that could reasonably be expected to have a Company Material Adverse Effect. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs, for all periods prior to the Closing Date, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Exhibit 4.32(c).

               (d) None of the Company, any Company Subsidiary nor any Affiliate
     (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA or Code Section 412 or ERISA Section 302, including, but not limited to, any Multi employer Plan or (ii) except as set forth in
     Exhibit 4.32(d) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

               (e) With respect to each Employee Program maintained by the Company or any Company Subsidiary, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the USRP Entities: all documents embodying or governing such Employee Program, and any funding medium for the Employee Program, including, without limitation, trust agreements) as they may have been amended to the date hereof.

               (f) Except as set forth in Exhibit 4.32(f), the execution of the Transaction Documents and the performance of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Employee Program, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of the Company or any of the Company Subsidiaries, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or any of the Company Subsidiaries to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth in Exhibit 4.32(f), no payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or Employee Program, as a result of the transactions contemplated by the Transaction Documents, to any officer, director or employee of the Company or any of the Company Subsidiaries, could be characterized as an "excess parachute payment" within the meaning of Section 280G of the Code.

               (g) For purposes of this Section 4.32:

                    (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans or other stock or equity based plans, awards or arrangements, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Code Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

                    (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                    (iii) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company or any Company Subsidiary under ERISA Section 4001(b) or part of the same "controlled group" as the Company or any Company Subsidiary for purposes of ERISA Section 302(d)(8)(C).

                    (iv) "Multi employer Plan" shall have the meaning set forth in Section 3(37) of ERISA.

          4.33 Labor Matters. Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. To the knowledge of the Company there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Company or the Company Subsidiaries. There has not been and there is not presently pending or existing, and to the Company's knowledge, there is not threatened, any strike, slowdown, picketing, or work stoppage. Except as set forth on
     Exhibit 4.33, neither the Company nor any of the Company Subsidiaries has any written agreement with any employee that contains a specific term of employment that would be inconsistent with the status of all employees of the Company being "at will" employees. The Company has provided or made available to the USRP Entities true, correct and complete copies of all written employment agreements (and written summaries of all oral agreements) between the Company or any of the Company Subsidiaries and any of their respective employees.

          4.34 [Intentionally Omitted]

          4.35 Related Party Transactions. Set forth in Exhibit 4.35 is a list of all arrangements, agreements, contracts and understandings entered into by the Company or any Company Subsidiary (which are or will be in effect as of or after the date of this Agreement) with (i) any Person who is, or was at any time during the last 8 years, an officer, director or affiliate of the Company or any Company Subsidiary, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate involving payments in excess of $25,000, except for Employee Programs of which any of such individuals are participants or (ii) any Person who acquired Company Common Stock in a private placement. All such documents are listed in
     Exhibit 4.35 and the copies of such documents, which have previously been provided or made available to the USRP Entities its counsel, are true and correct copies.

          4.36 Company Rights Agreement. The execution, delivery and performance of this Agreement and the consummation of the Transactions will not cause any of the USRP Entities to become an "Acquiring Person" (as defined in the Company Rights Agreement) under the Rights Agreement, dated as of October 10, 1998 by and between the Company and American Stock Transfer & Trust Company, as amended (the "Company Rights Agreement").

          4.37 Brokers. No broker, investment banker or other party is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon dealings with the Company or any Company Subsidiary other than Chase Securities Inc. and Capital Market Solutions ("Brokers"). Brokers are the only real estate brokers or investment bankers with whom the Company or any Company Subsidiary has dealt in connection with the transactions contemplated by the Transaction Documents. All fees, commissions or other amounts due Brokers will be paid by FWOP at Closing.

          4.38 Opinion of Financial Advisor. The Company has received the opinion of Chase Securities Inc., to the effect that, as of the date hereof
     (i) the consideration to be paid by USRP I pursuant to the Purchase Agreement (the "Purchase Consideration") is fair, from a financial point of view, to FWOP and (ii) the consideration to be paid by MergerCo and MergerLP pursuant to the Merger Agreement and the Purchase Consideration, taken together as a whole and not separately, is fair, from a financial point of view, to the Company and its stockholders and FWOP and its partners.

     As used in this Agreement, the phrase "to the knowledge of the Company" (or words of similar import) means the actual knowledge of those individuals identified in Exhibit 4.39. Any fact or item disclosed in an Exhibit to this Agreement referred to in this Section 4 shall be deemed to be disclosed in the other Exhibits referred to in this Section 4 to the extent such fact or item reasonably relates to such other Exhibits or such deemed disclosure is otherwise reasonably inferable notwithstanding that such Exhibit does not contain an express cross-reference to such other Exhibit.

     5. Representations and Warranties of USRP Entities. The USRP Entities, jointly and severally, represent and warrant to the FW Entities as follows:

          5.1 Corporate Status: Compliance With Law. Each of the USRP Entities has been duly formed, validly existing and in good standing under the laws of the State of Delaware, and each has all requisite power and authority and all necessary governmental approvals to own, lease and operate their properties and to carry on its business as now being conducted, except where the failure to be in good standing or to have such governmental approvals would not, individually or in the aggregate, have a USRP Material Adverse Effect. Each of the USRP Entities is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a USRP Material Adverse Effect. No USRP Entity is in violation of any order of any court, Governmental Entity or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which any USRP Entity or any of its properties or assets is subject, except for those violations that individually or in the aggregate would not reasonably be expected to be material.

          5.2 Authorization; Validity of Transaction Documents; Necessary Action. Each USRP Entity has full power and authority to execute and deliver the Transaction Documents and to consummate the Transactions. The execution, delivery and performance by each USRP Entity of the Transaction Documents and the consummation of the Transactions have been duly authorized by the members or general partner of such USRP Entity as the case may be, and no other action on the part of any USRP Entity is necessary to authorize the execution and delivery by the USRP Entities of the Transaction Documents and the consummation of the Transactions. The Transaction Documents have been duly executed and delivered by each of the USRP Entities and, assuming due and valid authorization, execution and delivery hereof by the FW Entities, is a valid and binding obligation of each of the USRP Entities, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          5.3 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under the HSR Act and state securities or state "Blue Sky" laws, none of the execution, delivery or performance of the Transaction Documents by the USRP Entities, the consummation by the USRP Entities of the Transactions or compliance by the USRP Entities with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of formation or operating agreement of any of the USRP Entities, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the USRP Entities under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which any USRP Entity is a party, or by which any USRP Entity or any of its properties is bound or affected or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the USRP Entities, or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, materially restrict or impair the ability of the USRP Entities to consummate the Transactions or otherwise be material.

          5.4 Required Financing. The USRP Entities have sufficient funds to consummate the Transactions, including, without limitation, to (i) pay the Stock Exchange Fund and the Unit Exchange Fund (each as defined in the Merger Agreement), (ii) pay any fees and expenses incurred by the USRP Entities in connection with the Transactions, and (iii) provide for the working capital needs of the USRP Entities following the consummation of the Transactions.

          5.5 Formation of the USRP Entities; No Prior Activities. Each of the USRP Entities (other than Retail Partners) was formed solely for the purpose of engaging in the Transactions. As of the date hereof and as of the Effective Time, except for obligations or liabilities (i) incurred in connection with its formation and the Transactions, and (ii) contained in or relating to the Transaction Documents and any other agreements or arrangements contemplated by the Transaction Documents or in furtherance of the Transactions, none of the USRP Entities (other than Retail Partners) has incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person, excluding such obligations or liabilities which would not, individually or in the aggregate, materially restrict or impair the ability of the USRP Entities to consummate the Transactions or otherwise be material. MergerCo's sole subsidiary is MergerLP and MergerLP has no subsidiaries.

          5.6 Capitalization.

               (a) MergerCo is the sole general partner of MergerLP. USRP LP is the sole limited partner of MergerLP. As of the date hereof, MergerCo owns a 1% general partnership interest in MergerLP and USRP LP owns a 99% limited partnership interest in MergerLP. All such issued and outstanding partnership interests are duly authorized, validly issued, fully paid, and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate MergerLP to issue, transfer or sell any partnership interests of MergerLP. There are no outstanding contractual obligations of MergerLP to repurchase, redeem or otherwise acquire any partnership interests of MergerLP. The partnership interests of MergerLP are subject only to the restrictions on transfer imposed by applicable securities laws. MergerLP has not issued or granted, and is not a party to, any commitments of any kind relating to, or any agreements or understandings with respect to, partnership interests or any other interest in MergerLP or any securities convertible into partnership interests or such interests.

               (b) Retail Partners owns, directly or indirectly, in excess of 95% of the outstanding partnership interest of MergerLP and, except as contemplated by this Agreement, no Person, other than a subsidiary of Retail Partners, has any lien, pledge, security interest, claim or other encumbrance on, or otherwise owns any beneficial interest in, any of such partnership interests.

               (c) Retail Partners owns, directly or indirectly, 100% of the outstanding membership interests in USRP I, and except as contemplated by this Agreement, no Person, other than a subsidiary of Retail Partners, has any lien, pledge, security interest, claim or other encumbrance on, or otherwise owns any beneficial interest in, any of such membership interests.

               (d) Retail Partners currently has a net worth of not less than Two Hundred Fifty Million Dollars ($250,000,000) and Retail Partners hereby agrees to maintain a net worth of at least such amount until the Effective Time.

               (e) The California Public Employees Retirement System owns, directly or indirectly, in excess of ninety-five percent (95%) of the outstanding membership interests in Retail Partners.

          5.7 [Intentionally Omitted].

          5.8 Brokers. Brokers are the only real estate broker or investment banker with whom the USRP Entities have dealt in connection with the transactions contemplated by the Transaction Documents. All fees of the Brokers arising out of or in connection with the Transactions will be paid by the FW Entities.

     6.   Conditions to Closing Transactions.

          6.1 Conditions to the Obligations of Each Party to Effect the Transactions. The respective obligations of each party to effect the Transactions shall be subject to the fulfillment or, where permissible, waiver, at or prior to the Closings, of each of the following conditions:

               (a) Stockholder Approval. The Transactions shall have been approved and adopted by the affirmative vote of the stockholders of the Company as required by the MGCL and the Company's Charter (as then in effect).

               (b) Limited Partner Approval. The Partnership Merger (as defined in the Merger Agreement) and all other matters with respect to which approval is sought in the Consent Solicitation Materials (as defined in the Merger Agreement) shall have been approved and consented to by at least a Majority-in-Interest (as defined in the FW Partnership Agreement) of the limited partners of FWOP.

               (c) Hart-Scott-Rodino Act. Any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

               (d) Other Regulatory Approvals. All necessary approvals, authorizations and consents of any Governmental Entity required to consummate the Transactions shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

               (e) No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission (an "Injunction") nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity shall be in effect which would (i) make the consummation of the Transactions illegal, or (ii) otherwise materially restrict, prevent or prohibit the consummation of any of the Transactions.

          6.2 Obligations of USRP Entities. In addition to any other conditions precedent in favor of the USRP Entities as may be set forth elsewhere in the Transaction Documents, the obligations of the USRP Entities under the Transaction Documents are expressly subject to the timely fulfillment or, where permissible, waiver of the conditions set forth in this Section 6.2 at or prior to the Closings. Each condition may be waived in whole or in part only by written notice of such waiver from the USRP Entities to the FW Entities.

               (a) Each FW Entity performing and complying in all material respects with all of the terms of the Transaction Documents to be performed and complied with by such FW Entity prior to or at the Closing.

               (b) All of the representations and warranties of each FW Entity set forth in the Transaction Documents which are qualified by materiality or a Company Material Adverse Effect or words of similar effect shall be true and correct in all respects as of the date of this Agreement and as of the Closings as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), and all of the representations and warranties of each FW Entity set forth in the Transaction Documents which are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closings as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date). Notwithstanding anything to the contrary contained in this Agreement, FW Entities shall not be deemed to be in breach of a representation or warranty made in Section 4 of this Agreement to the extent that the USRP Entities had actual knowledge of such breach as of the date of this Agreement. The USRP Entities shall be deemed to have had actual knowledge of a breach of a representation or warranty made by the FW Entities only to the extent that Lou Jug, James W. Gaube or John A. Waters had, as of the date of this Agreement, actual knowledge of such breach.

               (c) The willingness of Title Company, upon payment of the applicable premium therefor (at standard premium rates or less) and performance by the USRP Entities of their respective obligations under the Transaction Documents, to issue in the name of a party designated by the USRP Entities ALTA Owner's Policies of Title Insurance in the form and with the endorsements contained in the Title Policies or as otherwise provided in the Title Commitments, dated the date and time of the recording of the Deeds (as defined in the Purchase Agreement), with respect to the Purchase Agreement Properties, or the Effective Date (as defined in the Merger Agreement), with respect to the Merger Agreement Properties, each in an amount not less than the Allocated Consideration for the applicable Property, insuring the party designated by the USRP Entities as owner of good, marketable and indefeasible fee simple (or leasehold, to the extent indicated on Exhibit 1.1(a)) title to each Real Property, subject only to the Permitted Exceptions.

               (d) Receipt by the USRP Entities prior to Closing of estoppel certificates substantially in the form of Exhibit 6.2(d) attached hereto completed in a manner which does not allege the existence of any material default by a FW Entity or any unperformed material obligation by a FW Entity and which otherwise is consistent in all material respects with the information in the Rent Roll and the representations and warranties of the FW Entities in the Transaction Documents from (i) each tenant (the "Major Tenants") with a Lease demising 15,000 or more gross leasable square feet other than those Leases listed on Exhibit 6.2(d)(i) attached hereto, and
     (ii) tenants leasing more than eighty percent (80%) of the gross leasable area of all of the Properties under the Leases listed on Exhibit 6.2(d)(i) and Leases which demise 5,000 or more gross leasable square feet but less than 15,000 gross leasable square feet, and (iii) tenants leasing more than sixty percent (60%) of the gross leasable area of all of the Properties under Leases demising less than 5,000 gross leasable square feet; provided, however, that (A) if a Lease specifies a form of estoppel certificate, then the estoppel certificate can be an estoppel certificate in the specified form, and (B) with respect to any Lease with a Major Tenant or a national "chain" tenant, the estoppel certificate can be in the form customarily delivered by such Major Tenant.

               (e) [Intentionally Omitted]

               (f) Receipt by the USRP Entities prior to Closing of all consents required from the lessors under any ground lease or their mortgage lenders to the assignment of any ground lease whereby the Company or any Company Subsidiary is the tenant for any portion of the Properties. The USRP Entities also agree to use commercially reasonable efforts to obtain an estoppel certificate or other reasonable confirmation from each ground lessor that there is no default by the Company or any Company Subsidiary or any unperformed material obligation by the Company or any Company Subsidiary under such ground lease, except that the failure to obtain any such estoppel certificate or confirmation shall not be a condition to Closing.

               (g) All other consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required to be made or obtained by any FW Entity or any affiliated entity in connection with the execution, delivery and performance of the Transaction Documents shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not, individually or in the aggregate, materially impair or significantly delay the ability of the USRP Entities to consummate the Transactions.

               (h) From June 30, 2000 through the applicable Closing Date, there shall not have occurred any change or changes concerning the Company or any Company Subsidiary or any Property that, individually or collectively with all other such changes has had, or is reasonably likely to have, a Company Material Adverse Effect (it being understood and agreed that in determining whether a Company Material Adverse Effect has occurred since June 30, 2000, or is reasonably likely to occur, as a result of one or more tenant bankruptcies the parties shall take into account (A) whether it is reasonably likely that the space leased to such tenant will be re-leased promptly on comparable or better terms and conditions (including net rent, tenant improvement costs and other concessions, length of term and use), and (B) the impact of any actual or potential loss of revenue (considering the remaining term of the prior lease) on the results of operations, operating income or financial condition of the Company and the Company Subsidiaries).

               (i) All conditions precedent to the obligations of a USRP Entity elsewhere in this Agreement or in any of the other Transaction Documents shall have been satisfied or waived by the USRP Entities.

               (j) The FW Entities shall have furnished the USRP Entities with a certificate dated as of the Closing Date signed on its behalf by the Chief Executive Officer of the Company to the effect that the conditions in clauses (a), (b), (g) and (h) of this Section 6.2 and elsewhere in the Transaction Documents have been satisfied.

               (k) The Management Agreement between FRW, Inc. as manager and USRP I and MergerLP for managing the Properties executed on the date hereof remains in full force and effect as of the Effective Time.

          Notwithstanding the foregoing, if the foregoing conditions or any other condition of Closing shall not have been fulfilled on or before the Closing Date, each of the USRP

     Entities, on the one hand, and the FW Entities, on the other hand, shall have the continual right to send to the others an extension notice at or before the then-scheduled Closing to extend the Closing Date to a date specified in such notice and reasonably necessary to provide additional time for the fulfillment of such conditions; provided, however, that (a) no Person may extend the Closing unless it is reasonable to conclude that all unsatisfied and unwaived conditions precedent can be satisfied on or before the extended Closing Date, and (b) in no event shall the Closing Date be extended beyond September 30, 2001. Upon any such extension, the term "Closing Date" as used herein shall mean the date set forth in such extension notice.

          6.3 Obligations of FW Entities. In addition to any other conditions precedent in favor of the FW Entities as may be set forth elsewhere in the Transaction Documents, the obligations of the FW Entities under the Transaction Documents are expressly subject to the timely fulfillment or, where permissible, waiver of the conditions set forth in this Section 6.3 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from the FW Entities to the USRP Entities.

               (a) Each USRP Entity performing and complying in all material respects with all of the terms of the Transaction Documents to be performed and complied with by such USRP Entity prior to or at the Closing, except where any failure to perform would not, individually or in the aggregate, materially impair or significantly delay the ability of the FW Entities to consummate the Transactions.

               (b) All of the representations and warranties of each USRP Entity set forth in the Transaction Documents which are qualified by materiality or a USRP Material Adverse Effect or words of similar effect shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closings (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), and all of the representations and warranties of each USRP Entity set forth in the Transaction Documents which are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

               (c) The USRP Entities shall have furnished the FW Entities with a certificate dated as of the Closing Date signed on its behalf by an executive officer of USRP I to the effect that the conditions to be satisfied by the USRP Entities set forth in Section 6.3 have been satisfied.

          6.4 Risk of Loss. If all or any portion of the Improvements shall be damaged or destroyed by fire or other casualty prior to the Closing Date or if all or any portion of any Real Property shall be condemned or become the subject of condemnation proceedings or a threat of condemnation proceedings prior to the Closing Date, the USRP Entities shall nevertheless be required to close on the Transactions notwithstanding such casualty or condemnation event, except that (a) the Allocated Consideration with respect to such Property shall be reduced by (i) the amount of any uninsured portion of the loss resulting from any casualty, including the amount of any insurance deductible or self-insured amount (or such lesser amount as the USRP Entities and the FW Entities reasonably agree to be necessary to repair the damage), and (ii) the amount of casualty or condemnation proceeds paid to and retained by a lender, lessor or other party in interest, and (b) the FW Entities shall assign to the USRP Entities at Closing all insurance proceeds and claims and all condemnation proceeds and claims payable on account of such damage or condemnation event and shall deliver to the USRP Entities at Closing any insurance proceeds or condemnation proceeds previously paid to a FW Entity or any affiliate of a FW Entity on account of such damage or condemnation event. All proceeds, claims and/or amounts paid or assigned pursuant to this Section 6.4 shall be excluded from the determination of Net Working Capital in Section 8.7 hereof.

     7.   Conduct of Business Pending the Transactions.

          7.1 General. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by the Transaction Documents, the Company and each Company Subsidiary shall:

               (a) carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice, and use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present advisors, managers, officers and employees and preserve their relationships with customers, suppliers, insurers, licensors and others having business dealings with them and continue existing contracts as in effect on the date hereof (for the term provided in such contracts);

               (b) confer on a regular basis with one or more representatives of the USRP Entities to report on material operational matters and any proposals to engage in material transactions;

               (c) promptly notify the USRP Entities of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

               (d) provide the USRP Entities with a reasonable opportunity to review and comment on any federal income tax returns filed by the Company or any Company Subsidiary prior to the Effective Time;

               (e) do all things necessary to ensure that the Company continues to meet all of the requirements to be treated as a REIT for all purposes under the Code and the tax provisions of any state in which the Company is subject to tax and which provides for the taxation of REITs in a manner similar to the treatment of REITs under Sections 856-860 of the Code, and shall make any and all required filings in connection therewith, including providing the USRP Entities with all information, documentation and assistance the USRP Entities may reasonably request in order for the USRP Entities to mail the stockholder demand letters required by Treasury Regulation Section 1.857-8 within 30 days after the Effective Time and to take any other actions that may be necessary or appropriate for MergerCo, as the Surviving Company (as defined in the Merger Agreement), to take in order to maintain the Company's status as a REIT through the Effective Time;

               (f) keep the USRP Entities informed in a timely manner regarding any communications to or filings with any state environmental regulatory authorities regarding the Properties;

               (g) not submit any written communication or filing to any state environmental authority without prior written consent of the USRP Entities, which consent shall not be unreasonably withheld;

               (h) not acquire, enter into an option to acquire or exercise an option or contract to acquire, additional Real Property, incur additional indebtedness (including, without limitation, refinancing any existing indebtedness), encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, shopping centers or any other type of real estate projects (including, but not limited to, exercising existing options to purchase real property) other than in the ordinary course of business consistent with past practice; provided, however, that the Company and the Company Subsidiaries shall be able to borrow money under their existing lines of credit in the ordinary course of business;

               (i) not amend its Charter, Bylaws, joint venture documents, partnership agreements, limited liability company agreements or other organizational documents or the Company Rights Agreement;

               (j) not (i) except pursuant to the exercise of options, warrants, conversion rights (including rights under the FW Partnership Agreement to convert Units to cash and/or shares in accordance with the terms thereof) and other contractual rights existing on the date hereof and disclosed in the Transaction Documents (including the exhibits and schedules thereto), issue any shares of its capital stock or partnership or other interests, effect any split, reverse split, dividend of capital stock or partnership or other interests, recapitalization or other similar transaction, other than the Recapitalization (as defined in the Merger Agreement), (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock or partnership or other interests, (iii) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, or (iv) except with respect to the adoption of an employee retention bonus which will not impose any surviving obligation on MergerCo or any of its subsidiaries or affiliates after the Effective Time, adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any Employee Program in any material respect, except for changes which are less favorable to participants in such plans;

               (k) not:

                    (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or partnership or other interests, except for (A) the greater of
          (1) a regular quarterly dividend or distribution in an amount not to exceed $.4875 per share of Company Common Stock or per Common Unit payable (in accordance with normal payment schedules and without proration for partial periods) to common stockholders of the Company and, as applicable, to holders of Common Units FWOP, and (2) the minimum extent necessary to prevent the Company from having positive REIT taxable income for any taxable year and to the extent otherwise necessary to accommodate a Code Section 858(a) dividend for the 1999 taxable year, taking into account liquidating distributions for tax purposes, (B) the dividends or distributions with respect to the Series A Preferred Stock or the Preferred Units as and when required by the Company's Charter or the FW Partnership Agreement, as the case may be, and (C) immediately prior to the Mergers, FWOP shall pay the Partnership Liquidating Distribution (as defined in the Merger Agreement) and the Company shall pay the Company Liquidating Distribution (as defined in the Merger Agreement); or

                    (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock, partnership or other interests or capital stock or partnership or other interests of the Company or any Company Subsidiary, or make any commitment for any such action;

               (l) not sell, or otherwise dispose of (i) any Properties or any portion thereof or any of the capital stock of or partnership, membership or other interests in any of the FW Entities or (ii) except in the ordinary course of business, any of its other assets;

               (m) not make any loans, advances or capital contributions to, or investments in, any other Person;

               (n) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the SEC Reports or incurred in the ordinary course of business consistent with past practice;

               (o) not enter into any Other Agreement which may result in total payments or liability by or to it in excess of $25,000, except for the renewal of casualty and property insurance held by the FW Entities in the ordinary course of business (provided, however, that nothing contained in this clause (o) shall permit a FW Entity to take any action prohibited by the other provisions of this Section 7);

               (p) not enter into any Other Agreement with any officer, director, consultant or affiliate of the Company or any Company Subsidiary or any family member thereof;

               (q) not, without prior notification and consultation with the USRP Entities, terminate any employee under circumstances which would result in severance payments to such employee or pay any severance benefits to any employee on account of such employee's termination, other than as specified to on Exhibit 8.2(f) of the Merger Agreement;

               (r) observe and comply with the material terms and conditions of all Leases, Other Agreements, Property Contracts, insurance policies, licenses and approvals relating to the Properties, and the provisions of the Assumed Loans;

               (s) not during the pendency of this Agreement intentionally take any action or fail to take any action which would cause the condition set forth in Section 6.2(b) not to be met;

               (t) not amend or modify the terms or conditions of any Assumed Loan or the documents evidencing or securing any Assumed Loan without the prior written consent of the USRP Entities, which consent shall not be unreasonably withheld or delayed;

               (u) comply in all material respects with all reciprocal easement agreements affecting the Real Properties and all other easements, covenants, conditions, restrictions and other encumbrances affecting any Real Property;

               (v) not amend or modify the terms of any Contribution Agreement without the prior written consent of the USRP Entities;

               (w) use reasonably diligent efforts to obtain promptly after the execution of this Agreement the Assumed Loan Lender Consent Documents and the estoppel certificates and other items described in Sections 6.2(d), (f) and (g) of this Agreement;

               (x) not amend or modify the terms of any insurance policy without the prior written consent of the USRP Entities;

               (y) use commercially reasonable efforts to settle or resolve the Litigation listed in Exhibit 4.8 and all other Litigation arising after the date hereof that, individually or in the aggregate, could reasonably be expected to be material;

               (z) use commercially reasonable efforts to dissolve each of the entities listed on Exhibit 7.1(z) hereto;

               (aa) not amend, modify or waive any provisions of the Pending Sale Agreements without the prior written consent of the USRP Entities; and/or

               (bb) not take any action which will result in a tax protection provision in a Contribution Agreement to be violated.

          7.2 Leasing. Neither the Company nor any Company Subsidiary shall during the pendency of this Agreement execute or modify in any material fashion any Leases pertaining to premises in excess of 3,000 rentable square feet, other than with the prior consent of the USRP Entities, which consent shall be deemed given as to the leases or modifications to existing Leases listed on Exhibit 7.2 to this Agreement (the "In-Negotiation Leases") (and the budgets for leasing costs attendant to such In-Negotiation Leases as set forth on Exhibit 7.2) and which shall be deemed given if the USRP Entities should fail to approve or disapprove proposed lease matters in writing within five (5) Business Days following receipt by the USRP Entities of the FW Entities' written request. The USRP Entities shall exercise their rights of approval of leasing matters reasonably and in good faith. With respect to new Leases or Lease amendments pertaining to premises of 3,000 rentable square feet or less, the Company Subsidiary shall have the right to enter into new Leases or amendments without any need to obtain the consent of the USRP Entities, provided that (i) such new Lease or amendment is entered into on an arm's length basis and the applicable Company Subsidiary believes in its good faith reasonable discretion that it is entering into such new Lease or modification on market terms (ii) the USRP Entities shall have approved any period of free rent or abated rent which will continue after the Closing Date and any tenant improvement or similar costs which will be incurred after the applicable Closing Date in excess of the standard tenant improvement allowance customarily provided by the FW Entities to comparable tenants in connection with comparable leases, and (iii) the USRP Entities are provided with a copy of the executed Lease or modification documents within three (3) Business Days after such documents are executed. The FW Entities shall use reasonable efforts to continue to seek new leases for the Properties in a manner consistent with its past and current practices.

          7.3 Liens. Neither the Company nor any Company Subsidiary shall during the pendency of this Agreement voluntarily create, consent to or acquiesce in the creation of liens or exceptions to title other than Permitted Exceptions without the prior written consent of the USRP Entities, provided that the USRP Entities shall not unreasonably withhold or delay consent to any proposed matters affecting title necessary to maintain or enhance the value of Property.

          7.4 Personal Property. Neither the Company nor any Company Subsidiary shall during the pendency of this Agreement sell or otherwise dispose of any material item of Personal Property unless replaced with an item of like value, quality and utility.

          7.5 Property Contracts. The Company and the Company Subsidiary shall not during the pendency of this Agreement enter into or modify any Property Contracts relating to the operation or maintenance of a Property, except for (i) those entered into in the ordinary course of business and (A) which are cancelable upon not more than thirty (30) days prior notice without penalty or premium, and (B) which require payments to the applicable vendor of $15,000 or less per year and which, in the aggregate for any individual Property, require payments to the applicable vendors of $35,000 or less per year, or (ii) those otherwise approved by the USRP Entities, which approval shall not be unreasonably withheld and shall be deemed given if the USRP Entities should fail to approve or disapprove proposed Property Contract matters in writing within five (5) Business Days following receipt by the USRP Entities of the FW Entities' written request.

          7.6 General Maintenance and Operation of Properties. At all times prior to Closing, the Company and each Company Subsidiary shall continue
     (a) to maintain or cause to be maintained each Property in its current condition, reasonable wear and tear consistent with its current maintenance and repair practices excepted, and (b) to maintain or cause to be maintained all casualty, liability, rent loss and other insurance in force on each Property as of the date of this Agreement.

          7.7 [Intentionally Omitted]

          7.8 Other Filings. As promptly as practicable, the USRP Entities and the FW Entities each shall properly prepare and file, or cause to be prepared or filed, any filings required under the Exchange Act or any other federal or state law relating to the Transactions (including filings, if any, required under the HSR Act) (collectively, the "Other Filings"). The USRP Entities on the one hand, and the FW Entities, on the other hand shall each pay 50% of any filing fee and other fees required to be paid in connection with any filing under the HSR Act. Each of the USRP Entities, on the one hand, and the FW Entities, on the other hand, shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the USRP Entities, on the one hand, and the FW Entities, on the other hand, shall supply the other with copies of all correspondence between themselves and their representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. Each of the USRP Entities and the FW Entities shall use reasonable best efforts to obtain and furnish the information required to be included in any of the Other Filings.

          7.9 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing, including, without limitation, the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including without limitation any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which any of the FW Entities is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging the Transaction Documents or the consummation of the Transactions, to cause to be lifted or rescinded any Injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions, and to effect all necessary registrations and Other Filings, and submissions of information requested by Governmental Entities. For purposes of the foregoing sentence, the obligation of the parties to use reasonable best efforts to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to an adverse modification of the terms of such documents or to prepay or incur additional obligations to such other parties (except as otherwise provided in the Transaction Documents).

          7.10 No Solicitations.

               (a) Each FW Entity represents and warrants that it has terminated any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal (as hereinafter defined). Except as permitted by this Agreement, no FW Entity, and no FW Entity shall authorize or permit any of its respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by any of them to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes an Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal; provided, however, that, at any time prior to the approval of the Transactions by the stockholders of the Company and the partners of FWOP, if any FW Entity receives a written Acquisition Proposal that did not result from a breach of this Section 7.10(a) and the Board of Directors of the Company determines in good faith (after consultation with and consistent with the advice of its outside legal counsel and its financial advisor) that (A) such Acquisition Proposal is reasonably likely to lead to a Superior Proposal (as defined below), and (B) such action is consistent with the Company's Board of Directors' duties under applicable Maryland law, then the FW Entities may furnish information, including, without limitation, non-public information, with respect to the FW Entities to the person who made such Acquisition Proposal (a "Third Party") and the FW Entities may participate in negotiations regarding such Acquisition Proposal if such Third Party executes a confidentiality/standstill agreement with the FW Entities in customary form and providing, in a form satisfactory to the USRP Entities, that the USRP Entities shall have third party beneficiary rights thereunder. The Company agrees not to amend any such agreement or waive any of its rights thereunder without the prior written approval of the USRP

     Entities other than in connection with the execution of a binding merger or other acquisition agreement providing for a Superior Proposal.

               (b) The FW Entities shall promptly notify (but in any event within one Business Day) MergerCo of any FW Entity's first receipt of a written Acquisition Proposal by such Third Party and of the identity of the offeror and the material terms and conditions thereof and any subsequent material changes thereto.

               (c) The Company's Board of Directors shall not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the USRP Entities, its approval or recommendation of the Transactions unless the Company's Board of Directors (i) shall have received an Acquisition Proposal that constitutes a Superior Proposal, and (ii) shall have determined in good faith, after consultation with and consistent with the advice of its outside legal counsel and its financial advisor, that the Transactions are no longer in the best interests of the Company's stockholders and that such withdrawal or modification is required to satisfy the Company's Board of Directors' duties, if any, under applicable Maryland law.

               (d) Nothing contained in this Section 7.10 shall prohibit a FW Entity from at any time disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act.

               (e) As used in this Agreement, the term "Acquisition Proposal" shall mean any proposed or actual (i) merger, consolidation or similar transaction involving a FW Entity, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the FW Entities representing 10% or more of the consolidated assets of the FW Entities, (iii) issue, sale or other disposition by the Company or FWOP of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the votes associated with the outstanding securities of the Company or FWOP, (iv) tender offer or exchange offer in which any Person would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 10% or more of the outstanding shares of Company Common Stock, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company or FWOP or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Transactions.

               (f) As used in this Agreement, the term "Superior Proposal" shall mean an Acquisition Proposal (except that for the purposes of this definition, each percentage of

     10% set forth therein shall instead be 50%) that the Company's Board of Directors determines in good faith, based on the advice of its outside legal counsel and its financial advisor is likely to be consummated and would, if consummated, result in a transaction that is consistent with its duties to and is more favorable to the equity holders of the Company and FWOP than the Transactions, it being understood and agreed that in deciding whether a Superior Proposal has been offered, the Company's Board of Directors may consider the interests of the partners of FWOP only if and to the extent it concludes in good faith, based on the advice of its outside legal counsel, that the Board of Directors has fiduciary duties to the partners of FWOP with respect to such proposal, and such determination is consistent with its duties to the Company's equity holders and such partners.

          7.11 Estoppels and Other Items. Promptly following the execution of this Agreement, the FW Entities shall request (i) the estoppel certificates and other items from all third parties contemplated in Sections 6.2(d), (f) and (g) hereof and (ii) estoppel certificates from the parties to reciprocal easement agreements and similar documents shown on Exhibit 7.11(i) in the form attached to this Agreement as Exhibit 7.11(ii) attached hereto, and shall thereafter use reasonably diligent efforts to obtain such estoppel certificates and other items from all such third parties. The requests for any estoppel certificates shall specify that executed copies thereof be returned to both the USRP Entities (at 110 West A Street, Suite 900, San Diego, CA 92101, c/o John Waters) and the FW Entities (as specified in Section 11.7 hereof). If either a FW Entity or a USRP Entity receives any estoppel certificate or other item referred to in clauses (i) or (ii) above from a third party, such party shall promptly provide a copy thereof to the other parties to this Agreement (or shall confirm with the other party that it has a copy hereof).

     8.   Prorations and Adjustments; Closing Costs.

          8.1 General. The USRP Entities, on the one hand, and the FW Entities, on the other hand, shall prorate and adjust as of the Closing Date each of the items set forth in this Section 8 and as elsewhere provided in the Transaction Documents. All prorations and closing payments shall be made on the basis of closing statement(s) reasonably approved by the USRP Entities and the FW Entities at Closing (or, if the parties fail to agree, as determined by binding arbitration in accordance with Section 12 hereof, in which case the Closing Date shall be the date on which the arbitrator renders its decision on such matter). The USRP Entities and the FW Entities acknowledge that, except as otherwise expressly provided herein, the purpose and intent of the provisions set forth in this Section 8 and elsewhere in the Transaction Documents as to prorations and apportionments is that the FW Entities shall bear all expenses of the ownership and operation of the Properties and shall receive the benefit of all income therefrom accruing through the close of business on the day immediately preceding the Closing Date and the USRP Entities shall bear all such expenses and receive the benefit of all income accruing thereafter.

          8.2 Taxes and Assessments. All real estate taxes, personal property taxes and general or special assessments on the Properties shall be prorated and adjusted as set forth below.

               (a) General. The FW Entities shall be responsible for all such taxes and assessments that are allocable to any period prior to the Closing Date and the USRP Entities shall be responsible for all such taxes allocable to any period from and after the Closing Date. Notwithstanding the foregoing, with respect to each Real Property located in the State of Illinois (i) general real estate taxes which are payable for the tax year prior to the tax year in which the Closing occurs and all prior years shall be paid by the FW Entities, and (ii) general real estate taxes which are payable for the tax year in which the Closing occurs shall be prorated by the FW Entities and the USRP Entities as of the Closing Date.

               (b) Estimated Taxes and Assessments. To the extent that the actual amount of taxes or assessments to be prorated for the year in which the Closing occurs (and, with respect to Real Property located in Illinois, for the tax year prior to the tax year in which the Closing occurs) is not known as of the Closing Date, the proration shall be based on estimates of such taxes and assessments as reasonably agreed to by the FW Entities and the USRP Entities, and if the FW Entities and the USRP Entities cannot agree on any such estimate for a Property prior to the Closing Date, then such proration shall be determined by binding arbitration in accordance with Section 12 hereof.

               (c) Taxes and Assessments Subject to Appeal. To the extent that any taxes or assessments to be prorated for the year in which the Closing occurs (and, with respect to Real Property located in Illinois, for the tax year prior to the tax year in which the closing occurs) are, as of the Closing Date, the subject of any appeal filed by or on behalf of any FW Entity, then the proration shall be based on the projected results of such appeal as reasonably agreed to by the FW Entities and the USRP Entities, and if the FW Entities and the USRP Entities cannot agree on any such projected results for a Property prior to the Closing Date, then such proration shall be determined by binding arbitration in accordance with
     Section 12 hereof.

          8.3 Certain Property Income and Expense Items. Items of income and expense relating to the Properties shall be prorated and adjusted as set forth below. Prior to the Closing Date, the FW Entities shall provide all information to the USRP Entities required to calculate such prorations and adjustments and representatives of the FW Entities and the USRP Entities shall reasonably cooperate in making such calculations.

               (a) Tenant Deposits. The USRP Entities shall be credited at Closing with any portion of Tenant Deposits which have not been applied to outstanding tenant obligations in accordance with the terms of the applicable Lease. The FW Entities shall transfer their entire interest in any letters of credit or certificates of deposit held by the FW Entities as Tenant Deposits and shall diligently cooperate with the USRP Entities in obtaining any reissuance or confirmation of the effect of the transfer of such instruments.

     The USRP Entities shall be credited at Closing with any interest on Tenants Deposits required to be refunded, paid or otherwise credited to any tenant under a Lease or applicable law accruing prior to the Closing Date.

               (b) Leasing Costs. The USRP Entities shall be credited with any leasing commissions, tenant improvements or other allowances to be paid or endured by the USRP Entities on or after the Closing Date with respect to the current term of any Lease or Lease modification executed, or any extension or renewal term or expansion of premises exercised, in each case, prior to the date of this Agreement (other than any In-Negotiation Leases executed prior to the Closing Date, which shall be treated as set forth below), and the FW Entities shall pay on or before the Closing Date all such items payable prior to the Closing Date. The FW Entities shall be credited with any leasing commissions, tenant improvement or other allowances paid or endured by the FW Entities prior to the Closing Date to the extent such items relate to (i) the In-Negotiation Leases or (ii) other Leases or Lease modifications executed or extensions of terms or expansions of premises that are exercised during the period between the date of this Agreement and Closing and permitted under the terms of this Agreement, but in each case only to the extent equitably allocable to that portion of the stabilized term (i.e., the term following the tenant's entry into occupancy and commencement of unabated rental obligations) of any such Lease following the Closing Date. The USRP Entities shall assume all obligations for any leasing commissions, tenant improvement and other allowances payable following the Closing Date with respect to the In-Negotiation Leases to the extent equitably allocable to that portion of the stabilized term of any such In-Negotiation Lease or such other Leases or Lease modifications executed or extensions of terms or expansions of premises that are exercised following the date of this Agreement. Any expenditures or commitments to make expenditures (and, therefore, any credit to the FW Entities based on their expenditures prior to the Closing Date) relating to the In-Negotiation Leases in excess of the amounts budgeted on Exhibit 7.2 shall be subject to the specific approval of the USRP Entities, which shall not be unreasonably withheld and shall be deemed given if the USRP Entities shall fail to approve or disapprove such excess expenditure within five (5) Business Days following receipt by the USRP Entities' of the FW Entities' written request; similarly, any expenditures or commitments to make expenditures relating to Leases or modifications executed following the date of this Agreement in excess of the amounts budgeted and approved as part of the USRP Entities' approval of any Lease or modification pursuant to Section 7.2 shall be subject to the specific approval of the USRP Entities, which shall not be unreasonably withheld and shall be deemed given if the USRP Entities should fail to approve or disapprove such excess expenditure within five (5) Business Days following receipt by the USRP Entities' of the FW Entities' written request.

               (c) Rents. All rents payable by tenants under the Leases, including, without limitation, Additional Rents, shall be pro-rated as of Closing, subject, however, to the provisions of Section 8.7. "Additional Rents" means any percentage rent, escalation charges for real estate taxes, parking charges, operating and maintenance expenses, escalation rents or charges, electricity charges, cost of living increases or any other charges of a similar nature payable by tenants under Leases. The USRP Entities and the FW Entities shall consider the best available current and historical information (including information as to seasonality and collections) in calculating the Adjusted Receivables (as hereinafter defined) allocable to Additional Rents pursuant to Section 8.7.

               (d) Assumed Loans. The USRP Entities shall be credited for the full principal amount of, plus the amount of any accrued and unpaid interest under, the Assumed Loans as of the Closing Date. The adjustment provided for in this Section 8.3(d) for Assumed Loans which encumber the Purchase Agreement Properties shall be made pursuant to the Purchase Agreement and the adjustment for the Assumed Loans which encumber the Merger Agreement Properties shall be made pursuant to the Merger Agreement and the Limited Partnership Interest Purchase and Sale Agreement.

               (e) Insurance Termination Costs. If the USRP Entities have made arrangements to terminate any insurance maintained by the Company and Company Subsidiaries following the Effective Time, then the USRP Entities shall be credited for the full amount of any Insurance Termination Costs payable as a result of the termination of such insurance.

               (f) Construction Projects. The USRP Entities shall be credited with (i) the amount of the reasonably anticipated cost to complete and/or pay for any of the Construction Projects specified on Exhibit 4.14 that have not been completed and fully paid prior to the Closings less (ii) in the case of the Valley Center project, $215,000, and the case of Parkville, $1,925,500 (in each case, representing an amount already deducted by the USRP Entities from the Purchase Price payable under the Purchase Agreement as indicated on Exhibit 4.14), it being agreed that if the foregoing amount is a negative number, such negative amount shall represent an upward adjustment to such Purchase Price. The parties acknowledge and agree that
     (i) the Construction Projects include the obligations of FWOP to perform the Immediate Repairs (as defined in that certain Escrow Security Agreement dated as of January 5, 2000 with respect to Cudahy Center (the "Cudahy Repair Escrow Agreement") between FWOP and Principal Life Insurance Company) and (ii) in calculating the adjustment under this clause (f) for the Immediate Repairs not completed and paid for prior to the Closings, the FW Entities shall be credited in accordance with Section 8.7 with the unapplied balance of the Property Reserves (as defined in the Cudahy Repair Escrow Agreement), but only to the extent that such Property Reserves have been validly assigned to the USRP Entities. Any dispute as to the reasonably anticipated cost to complete and/or pay for any Construction Projects under this clause (f) shall be resolved by binding arbitration in accordance with Section 12 hereof.

               (g) Purchase Option Parcels. The parties acknowledge and agree that the Transactions may trigger a right in favor of certain third Persons ("Option Holders") to purchase or otherwise acquire the Properties or portions of the Properties ("Option Parcels"). If any of the Option Holders elect to purchase or otherwise acquire an Option Parcel and the closing of such transaction occurs prior to the Closing Date, then the

     Allocated Consideration for the Property of which the applicable Option Parcel forms a part shall be reduced by the Allocated Consideration to the extent the applicable Option Parcel is an entire Property or, in the case of a portion of a Property, an appropriate amount which reflects the diminution in value of such Property consistent with the financial model used to determine the Allocated Consideration. If any of the Option Holders elect not to purchase or otherwise acquire an Option Parcel, or if an Option Holder elects to purchase or otherwise acquire an Option Parcel but the transaction does not close prior to the Closing Date, then there shall be no reduction in the Allocated Consideration for the Property.

          8.4 Settlement Statement. On or before that date which is ten (10) Business Days prior to the Closing Date, the FW Entities shall prepare and provide to the USRP Entities a draft settlement statement setting forth all items to be prorated or adjusted under this Section 8, together with (i) reasonably detailed schedules showing how all such prorations and adjustments were determined, and (ii) all relevant backup documentation (the "Proposed Reconciliation"). Upon reasonable notice and during normal business hours, each party shall make available to the other all information reasonably required to confirm and agree upon the Proposed Reconciliation. If the FW Entities and the USRP Entities do not agree on the Proposed Reconciliation despite their good faith reasonable efforts on or before the scheduled Closing Date, such disagreement shall be resolved by binding expedited arbitration in accordance with Section 12 and the Closing Date shall be the date that the arbitrator renders its decision in each matter.

          8.5 Application of Prorations and Adjustments. The parties acknowledge and agree that (a) the consideration to be paid by the USRP Entities to the holders of capital stock of the Company or partnership interests in FWOP described in the Merger Agreement shall not be increased or reduced based upon such prorations and adjustments (except to the extent relating to the Assumed Loans encumbering the Merger Agreement Properties, as more particularly set forth in the Merger Agreement and the Limited Partnership Interest Purchase and Sale Agreement), and (b) the net credit or debit resulting from all of the prorations and adjustments (except to the extent relating to the Assumed Debt encumbering the Merger Agreement Properties, as more particularly set forth in the Merger Agreement and the Limited Partnership Interest Purchase and Sale Agreement) shall be applied against the Purchase Price (as defined in the Purchase Agreement) for the Purchase Agreement Properties, as more particularly set forth in the Purchase Agreement.

          8.6 Fees and Expenses; Closing Costs. The USRP Entities and the FW Entities shall each pay their own legal, investment banking and other fees and expenses related to the negotiation and preparation of the Transaction Documents and all documents and actions required to close and settle the transactions contemplated in the Transaction Documents. All closing costs in connection with the conveyance of the Properties or the transfer of the Interests (as defined in the Purchase Agreement under any of the Transaction Documents (including any conveyance by operation of law pursuant to the Mergers shall be paid by the USRP Entities, on the one hand, and the FW Entities, on the other hand, in accordance with the custom in the jurisdiction where each Property is located, including, without limitation (i) recording fees (other than to discharge FW Encumbrances, which shall be paid by the FW Entities in accordance with Section 2.3), (ii) transfer taxes, deed stamps and similar amounts, and (iii) title insurance premiums and costs for the Title Update Reports and the policies issued to the USRP Entities at Closing. Any closing escrow charges shall be paid 50% by the FW Entitles and 50% by the USRP Entities. The parties agree that the custom in the jurisdiction where each Property is located for payment of transfer taxes, deed stamps, and similar amounts and title insurance premiums and costs is as specified in Exhibit 8.6 hereof. The USRP Entities shall pay all costs associated with their diligence not otherwise addressed above, including the cost of appraisals, Survey Updates and architectural, engineering and environmental reports.

          8.7 Adjustment for Net Working Capital. If the Net Working Capital (as defined below) is greater than zero, then the Purchase Price payable under the Purchase Agreement shall be adjusted upward by such amount, and if the Net Working Capital is less than zero, then the Purchase Price payable under the Purchase Agreement shall be adjusted downward by such amount. "Net Working Capital" means the aggregate amount as of the close of business on the day immediately preceding the Closing Date of (i) the sum of all cash and cash equivalents owned by the Company and the Company Subsidiaries (including any customary reserves held by Assumed Loan Lenders for the benefit of the borrowers thereunder (except as otherwise provided in Section 8.3(f) and elsewhere herein) to the extent validly assigned to the USRP Entities at the Closings, but excluding the $3,000,000 of cash reserved with respect to the Woodmoor Merger Agreement Property pursuant to
     Section 8.2(n) of the Merger Agreement and excluding the amount of the "Excess Cash Reserve" under the mortgage financing on the Cudahy Center Property required as a result of the tenant Pick 'N Save not exercising its extension option under its lease in November 2000, which reserve (or an equitable amount of cash if such mortgage financing does not constitute an Assumed Loan at Closing) shall be transferable to the USRP Entities at Closing at no cost to the USRP Entities), the amount of Adjusted Receivables (as defined below) of the Company and the Company Subsidiaries, and all prepaid expenses of the Company and the Company Subsidiaries (other than (A) prepaid expenses pursuant to Terminated Contracts or any prepaid expenses, including any amounts paid or payable pursuant to Section 7.3 of the Merger Agreement, (B) intercompany prepaid expenses, or (C) any expenses related to, arising out of or incurred in connection with the Transactions, minus (ii) the sum of (A) accounts payable of the Company and Company Subsidiaries (including without limitation, payables to tenants of the Properties), (B) accrued expenses and other accrued current liabilities of the Company and Company Subsidiaries (including, without limitation, accrued current liabilities for Taxes and the aggregate amounts of any dividends declared but not yet paid by the Company or distributions declared but not yet paid by FWOP and current liabilities which result from, arise out of, or are otherwise related to the consummation of the Transactions (including any fees payable to the Brokers and to the attorneys representing the Company or Company Subsidiaries and any amounts to be paid pursuant to Section 8.2(f), (g) and (h) of the Merger Agreement and severance costs), and (C) the aggregate amount of abatements shown on
     Exhibit 4.17(a) for the tenant Pat's Hallmark at Northway Shopping Center and the tenant Movie Gallery at Laburnum Park Shopping Center with all such items in clauses (i) and (ii) defined and measured in accordance with the past practices of the FW Entities and GAAP except as otherwise provided in this Section 8.7. "Adjusted Receivables" means the aggregate amount of accounts receivable (excluding intercompany receivables and excluding receivables from those tenants shown on part 5 of
     Exhibit 4.17(a) as tenants in default and tenants listed on Exhibit 4.31, but including other tenant receivables) of the Company and the Company Subsidiaries which the FW Entities and the USRP Entities reasonably anticipate will be collected on a timely basis based on past collection history and then prevailing facts and circumstances with respect to the applicable obligor and the nature of such receivable; provided, however, that (x) accounts receivable which are less than or equal to 60 days old as of the close of business on the day immediately preceding Closing Date shall be deemed collectible absent compelling evidence to the contrary, (y) accounts receivable which are more than 60 days old as of the close of business on the day immediately preceding the Closing Date shall be deemed uncollectible absent compelling evidence to the contrary, and (z) all accounts receivable of any obligor which has accounts receivable which are more than 90 days old, which accounts receivable in excess of 90 days old are equal to or greater than 25% of the total accounts receivable of such obligor to the Company and the Company Subsidiaries, shall be deemed uncollectible absent compelling evidence to the contrary; provided, however, that for the purposes of calculating such 25% amount pursuant to the foregoing clause (y), receivables which are the subject of a bona fide dispute shall be excluded. Net Working Capital shall be determined reasonably and in good faith by the FW Entities and the USRP Entities, and shall be determined by binding arbitration as provided in Section 12 if the FW Entities and the USRP Entities fail to agree on the amount of Net Working Capital. The FW Entities and the USRP Entities agree that the adjustment based on Net Working Capital described in this Section 8.7 is not intended to be duplicative of any prorations and adjustments provided for elsewhere in this Section 8 and there shall be no double counting of any such adjustments. In the event of any conflict between the provisions of this Section 8.7 and the specific provisions of Section 8.2 or Section 8.3, the specific provisions of Section 8.2 or Section 8.3, as applicable, shall control.

          8.8 Exclusions. The FW Entities and the USRP Entities hereby acknowledge and agree that there shall be no proration or adjustment under
     Section 8.7 for environmental and structural items (other than accrued expenses and accounts payable resulting from repairs and maintenance made in the ordinary course of business and accounted for as current liabilities).

          8.9 No Solicitation of Offers or Sale of Properties by FW Entities; Pending Sale Properties. Subject to the provisions of Section 7.10 hereof, each of the FW Entities agree that after the date hereof through the Closing or termination of the Transaction Documents, no FW Entity shall (a) solicit or encourage offers or proposals from other parties for the purchase of all or any portion of any Property or any direct or indirect interest therein (including, without limitation, the transfer of any interest in a FW Entity) or (b) sell all or any portion of any Property or any direct or indirect interest therein (including, without limitation, the transfer of any interest in a FW Entity).

     Notwithstanding the foregoing, the USRP Entities acknowledge that certain Company Subsidiaries have entered into binding contracts (each a "Pending Sale Agreement") for the sale of two outparcels at two of the Purchase Agreement Properties as described in Exhibit 8.9 attached to this Agreement (the "Pending Sale Properties"), true and complete copies of which Pending Sale Agreements and all related documents have been provided or made available by the FW Entities to the USRP Entities. The sale of a Pending Sale Property prior to Closing pursuant to a Pending Sale Agreement shall not violate the provisions of this Section 8.9, and in such event the balance of the Property of which such Pending Sale Property formed a part shall be conveyed to the Purchaser under the Purchase Agreement and there shall be no adjustment to the Allocated Consideration with respect to such Property. To the extent that the closing of a sale of a Pending Sale Property has not occurred as of the Closings but the applicable Pending Sale Agreement remains in full force and effect, then such Pending Sale Property shall be conveyed to the Purchaser under the Purchase Agreement, subject to the provisions of the applicable Pending Sale Agreement, and to the extent that (i) there are no contingencies or conditions to the obligations of the purchaser thereunder to purchase such Pending Sale Property other than (A) the purchaser under such Pending Sale Agreement obtaining permits and approvals required for the development contemplated on such Pending Sale Property and (B) the applicable Company Subsidiary performing its obligations under such Pending Sale Agreement, then an amount shall be added to the Allocated Consideration for the such Property as follows:

               (a) if there is no material risk that such permits and approvals will not be obtained, the purchase price payable by such purchaser under such Pending Sale Agreement; or

               (b) if it is reasonably likely that such permits and approvals will be obtained, but the standard enunciated in (a) above has not been met, 90% of the purchase price payable by such purchaser under such Pending Sale Agreement.

     in each case net of all closing costs anticipated to be paid by the applicable Company Subsidiary in connection with such sale and purchase of such Pending Sale Property including, without limitation, the applicable Company Subsidiary's share of any brokerage fees, transfer taxes and deed stamps and similar costs, and escrow fees. In all other cases, the Pending Sale Property shall be conveyed to the Purchaser under the Purchase Agreement without any adjustment to the Allocated Consideration with respect to such Property.

     9. Public Announcements. The USRP Entities, on the one hand, and the FW Entities, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transactions or any of the Transaction Documents and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange if it has used reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. In this regard, the parties shall make a public announcement of the Transactions no later than (i) the close of trading on the New York Stock Exchange ("NYSE") on the day the Transaction Documents as signed, if such signing occurs during a Business Day or (ii) the opening of trading on the NYSE on the first Business Day following the date on which the Transaction Documents are signed, if such signing does not occur during a Business Day.

     10.  Termination.

          10.1 Termination. This Agreement and the Transaction Documents in their entirety may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company or the partners of FWOP thereof except as provided below:

               (a) by mutual written consent of the USRP Entities, on the one hand, and the FW Entities, on the other hand;

               (b) by either the USRP Entities, on the one hand, or the FW Entities, on the other hand, by written notice to the others, if any United States federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the Transactions, provided that the party seeking to terminate shall have used reasonable best efforts to appeal such order, decree, ruling or other action;

               (c) by the USRP Entities, by written notice to the FW Entities, upon a breach of any representation, warranty, covenant or agreement on the part of the FW Entities set forth in the Transaction Documents, or if any representation or warranty of the FW Entities shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by September 30, 2001;

               (d) by the FW Entities, by written notice to the USRP Entities, upon a breach of any representation, warranty, covenant or agreement on the part of the USRP Entities set forth in the Transaction Documents, or if any representation or warranty of the USRP Entities shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or
     Section 6.3(b), as the case may be, would be incapable of being satisfied by September 30, 2001;

               (e) by the USRP Entities, by written notice to the FW Entities, if (i) the Board of Directors of the Company shall have failed to approve or recommend, or shall have withdrawn, amended, modified or changed its approval or recommendation of, the Plan of Liquidation or any of the Transactions, (ii) the Company shall have failed to include the favorable recommendation of its Board of Directors of the Plan of Liquidation and the Transactions in the Proxy Statement, (iii) the Board of Directors of the Company shall have recommended that stockholders of the Company accept or approve a Superior Proposal by a Person other than one of the USRP Entities, (iv) the Company or its Board of Directors shall have publicly expressed no opinion and remained neutral toward any Acquisition Proposal or (v) the Company or its Board of Directors shall have resolved to do any of the foregoing;

               (f) by the Company at any time prior to the Special Meeting (as defined in the Merger Agreement), if the Board of Directors of the Company determines in good faith (after consultation with and consistent with the advice of its outside legal counsel and its financial advisor), that such action is consistent with the Company's Board of Directors' duties under Maryland law and the Board of Directors authorizes or desires to authorize the Company to execute an agreement to effect a Superior Proposal; provided, however, that prior to terminating the Transaction Documents pursuant to this Section 10.1(f) the Company shall have provided the USRP Entities with four (4) Business Days' prior written notice of the Company's decision to so terminate. Such notice shall indicate in reasonable detail the terms and conditions of such Superior Proposal, including, without limitation, the amount and form of the proposed consideration and whether such Superior Proposal is subject to any material conditions. During such four (4) Business Day period, the Company shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of the Transaction Documents and the Transactions that the USRP Entities may propose; provided further, that the Company may not effect such termination pursuant to this Section 10.1(f) unless the FW Entities immediately prior to such termination pay to the USRP Entities or their designee the Termination Amount pursuant to Section 10.2 hereof;

               (g) by either the USRP Entities, on the on hand, or the FW Entities, on the other hand, by written notice to the others, if the Transactions shall have failed to receive the requisite vote for approval and adoption by the stockholders of the Company upon the holding of a duly convened stockholder meeting (including any adjournment thereof) or the requisite vote for approval by the holders of Units after seeking their consent pursuant to Section 7.2 of the Merger Agreement;

               (h) by either the USRP Entities, on the one hand, or the FW Entities, on the other hand, by written notice to the others, if the Transactions shall not have been consummated on or before September 30, 2001 (other than due to the failure of the party seeking to terminate the Transaction Documents to perform its obligations under the Transaction Documents required to be performed by it at or prior to the Closing Date).

     The right of any party hereto to terminate the Transaction Documents pursuant to this Section 10.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective employees, officers, directors, agents, representatives or advisors, whether prior to or after the execution of the Transaction Documents.

          10.2 Effect of Termination.

               (a) In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 hereof, the Transaction Documents shall forthwith become void and have no effect, all rights and obligations of any party hereto shall cease except for the rights and obligations which, by their terms, survive the termination of the applicable Transaction Documents, and no party shall have any liability to the other party or any of its affiliates, directors, officers or stockholders; provided, however, that the FW Entities shall be required to make such payments to the USRP Entities as are required pursuant to this Section 10.

               (b) If (x) the USRP Entities terminate the Transaction Documents pursuant to Section 10.1(c) as a result of a willful breach by any of the FW Entities of any representation, warranty or covenant contained in the Transaction Documents and within one (1) year of such termination the Company accepts an Acquisition Proposal from a Third Party, (y) the USRP Entities terminate this Agreement pursuant to Section 10.1(e), or (z) the Company terminates this Agreement pursuant to Section 10.1(f), then the FW Entities shall pay to the USRP Entities an amount in cash (collectively, the "Termination Amount") equal to the sum of (i) $18,000,000 (the "Break-Up Fee") plus (ii) the out-of-pocket costs and expenses, up to a maximum of $3,000,000, incurred by or on behalf of the USRP Entities in connection with the Transaction Documents and the Transactions, including, without limitation, the fees and disbursements of accountants, attorneys, environmental and other consultants, appraisers and investment bankers (collectively, the "USRP Expenses").

               (c) If the USRP Entities terminate the Transaction Documents pursuant to Section 10.1(c) (except for a termination to which the provisions of Section 10.2(b) will apply), the FW Entities shall reimburse the USRP Entities for all of the USRP Expenses.

               (d) If the Transaction Documents are terminated pursuant to
     Section 10.1(g), the FW Entities shall reimburse the USRP Entities for all of the USRP Expenses.

               (e) If (A) prior to the Company's Special Meeting (as defined in the Merger Agreement), an Acquisition Proposal has been received by the Company or a Person has publicly disclosed an Acquisition Proposal or an intent to make an Acquisition Proposal and (B) at any time prior to or within one year after termination of the Transaction Documents pursuant to
     Section 10.1(g), any FW Entity enters into an agreement relating to an Acquisition Proposal with a Person other than a USRP Entity or the Company's Board of Directors recommends or resolves to recommend to the Company's stockholders approval or acceptance of an Acquisition Proposal with a Person other than a USRP Entity, then upon the entry into such agreement or the making of such recommendation or resolution, the FW Entities shall pay to the USRP Entities the

     Termination Amount, which amount shall be reduced by any monies previously paid by the FW Entities to the USRP Entities pursuant to Section 10.2(d).

               (f) At any time prior to or within one year after termination of the Transaction Documents, no FW Entity shall enter into any agreement relating to an Acquisition Proposal with a Person other than a USRP Entity unless such agreement provides that such Person shall, upon the execution of such agreement, pay or have paid any Termination Amount otherwise due to the USRP Entity under this Section 10.2.

               (g) If the Transaction Documents are terminated pursuant to
     Section 10.1(h) based on any encumbrance on title to a Property other than a Permitted Exception or a FW Encumbrance which is not removed by the FW Entities consistent with the provisions of Section 2.4, then the FW Entities shall reimburse the USRP Entities for all of the USRP Expenses.

               (h) The parties acknowledge and agree that the provisions for payment of USRP Expenses and/or the Termination Amount are included herein in order to induce the USRP Entities to enter into the Transaction Documents and to reimburse the USRP Entities for incurring the costs and expenses related to entering into the Transaction Documents and the Transactions. Notwithstanding anything to the contrary set forth in this Agreement or the other Transaction Documents, in the event any USRP Entity is required to file suit to seek all or a portion of the Termination Amount and/or the USRP Expenses, the USRP Entities shall be reimbursed by the FW Entities for any and all expenses which the USRP Entities incur in enforcing their rights hereunder, including without limitation, attorneys' fees and expenses.

               (i) The provisions of this Section 10 shall survive the expiration or termination of the Transaction Documents.

     11.  Miscellaneous.

          11.1 Amendment. The Transaction Documents may be amended by the parties thereto by an instrument in writing signed on behalf of each of the parties thereto at any time before or after any approval hereof by the stockholders of the Company or the partners of FWOP, but in any event following authorization by the Company Board; provided, however, that after any such stockholder or partner approval, no amendment shall be made which by law requires further approval by stockholders or partners without obtaining such approval.

          11.2 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against whom enforcement of the extension or waiver is sought. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by any FW Entity or any USRP Entity of the breach of any covenant of the Transaction Documents shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this the Transaction Documents.

          11.3 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein, and they supersede all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

          11.4 Binding On Successors and Assigns. Subject to Section 11.5, the Transaction Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          11.5 Assignment. Except as expressly permitted by the terms hereof, none of the Transaction Documents and none of the rights, interests or obligations hereunder or thereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties thereto; provided, however, that the USRP Entities may assign their rights under the Transaction Documents to any of their affiliates; provided further, that
     (i) such transferee agrees in writing to be bound by the provisions of assigned Transaction Documents, and (ii) no such assignment shall in any way affect the obligations or liabilities of the USRP Entities under the Transaction Documents.

          11.6 Counterparts. Each Transaction Document may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

          11.7 Notices. All communications under the Transaction Documents shall be in writing, personally delivered or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by Federal Express or another nationally recognized overnight commercial courier against receipt, or sent by facsimile providing that a confirming copy is simultaneously sent by Federal Express or other nationally recognized overnight commercial courier:

     If to:  any or all of
     the FW Entities            First Washington Realty Trust, Inc.
                                4350 East-West Highway, Suite 400
                                Bethesda, MD   20814
                                Attention: Stuart D. Halpert
                                           William J. Wolfe
                                Facsimile: (301) 907-0130

     With a copy to:            Latham & Watkins
                                885 Third Avenue
                                New York, New York  10022
                                Attention:  R. Ronald Hopkinson, Esq.
                                Facsimile:  (212) 751-4864

     if to any or all
     of the USRP
     Entities:                  U.S. Retail Partners, LLC
                                10135 SE Sunnyside Road, Ste. 250
                                Clackamas, OR 97015
                                Attention:  James W. Gaube
                                Facsimile: (503) 794-1702

     with a copy to:            CalPERS
                                400 P Street, Suite 3492
                                Sacramento, CA 95814
                                Attention: Mr. Lou Jug
                                Facsimile: (916) 326-3965

     and with an additional
     copy to:                   McDonough, Holland & Allen
                                555 Capital Mall, 9th Floor
                                Sacramento, CA 95814
                                Attention:  David Krotine, Esq.
                                Facsimile:  (916) 444-8334

     and with an additional
     copy to:                   Goodwin, Procter & Hoar LLP
                                599 Lexington Avenue
                                New York, NY 10022
                                Attention: Edward L. Glazer, P.C.
                                Facsimile:  (212) 355-3333
     and with an additional
     copy to:                   Goodwin, Procter & Hoar LLP
                                Exchange Place
                                Boston, MA 02109
                                Attention: Christopher B. Barker, P.C.
                                Facsimile:  (617) 227-1462

     Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effected if delivery were not refused. Each party may designate a new address by written notice to the other in accordance with this paragraph. The inability to deliver a notice because of a changed address of which proper notice was not given shall be deemed a refusal of such notice.

          11.8 Attorneys' Fees. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of any of the Transaction Documents, the prevailing party shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys' fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or position prevailed.

          11.9 Time Periods. In the event the time for performance of any obligation under any of the Transaction Documents expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

          11.10 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Title Company, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of the Transaction Documents and which are consistent with the provisions of Transaction Documents.

          11.11 Descriptive Headings. The descriptive headings of the paragraphs of the Transaction Documents are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of the Transaction Documents.

          11.12 Time of the Essence. Time is of the essence with respect to each of the material provisions of the Transaction Documents.

          11.13 Construction of Agreement. None of the Transaction Documents shall be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that each of the FW Entities and each of the USRP Entities have contributed substantially and materially to the preparation of the Transaction Documents.

          11.14 Execution by Officer of FW Entities. The Transaction Documents are executed on behalf of the FW Entities by one or more officers of the Company, acting in his/her capacity as such officer, and not individually. The USRP Entities and each person dealing with the FW Entities, or claiming any rights or interests herein or hereunder, agrees to look solely to the property of the FW Entities for satisfaction of any obligations of the FW Entities, and that no investor, partner, owner, advisor, manager, employee, officer, director or agent of the FW Entities shall have any personal liability hereunder or otherwise.

          11.15 Execution by Officer of the USRP Entities. The Transaction Documents are executed on behalf of the USRP Entities by one or more officers of the manager(s) of the USRP Entities, acting in his/her capacity as such officer of the applicable USRP Entity and not individually. The FW Entities and each person dealing with the USRP Entities, or claiming any rights or interests herein or hereunder, agrees to look solely to the property of the USRP Entities for satisfaction of any obligations of the USRP Entities, and that no stockholder, member, advisor, manager, employee, officer, director or agent of the USRP Entities shall have any personal liability hereunder or otherwise.

          11.16 JURY TRIAL WAIVER. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT OR TORT) BROUGHT BY ANY OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

          11.17 Choice of Law; Consent to Jurisdiction. Any dispute which is not subject to arbitration in accordance with Section 12 shall be subject to litigation by either party. All disputes, claims or controversies arising out of or relating to the Transaction Documents, or the negotiation, validity or performance of the Transaction Documents, or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws. Each of the FW Entities and each of the USRP Entities hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court for the District of Maryland (the "Maryland Courts") for any litigation arising out of or relating to the Transaction Documents, or the negotiation, validity or performance of the Transaction Documents, or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Maryland. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Maryland, each of the parties hereto do hereby appoint The Corporation Trust Company, 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202, as such agent.

          11.18 Joint and Several Obligations. Each of the representations, warranties, covenants, undertakings and obligations of the FW Entities under the Transaction Documents constitute the joint and several obligations of each FW Entity. Each of the representations, warranties, covenants, undertakings and obligations of the USRP Entities under the Transaction Documents constitute the joint and several obligations of each USRP Entity.

          11.19 Non-Survival of Representations, Warranties, Covenants and Agreements. Except as otherwise provided therein, none of the representations, warranties, covenants and agreements contained in the Transaction Documents or in any instrument delivered pursuant to the Transaction Documents shall survive the Closing, and thereafter there shall be no liability on the part of the parties hereto or any of their respective officers, directors or stockholders in respect thereof. Except as expressly set forth in the Transaction Documents, there are no representations or warranties of any party hereto, express or implied.

          11.20 Severability. If any provision of the Transaction Documents, or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of the Transaction Documents, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of the Transaction Documents are agreed to be severable.

          11.21 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of the Transaction Documents, the Transaction Documents shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until the Transaction Documents are executed by the parties hereto.

          11.22 Rights of Non-Parties. Notwithstanding anything contained herein or in the other Transaction Documents to the contrary, except for the provisions of Section 7.3 of the Merger Agreement, nothing in the Transaction Documents, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of the Transaction Documents.

     12. Arbitration of Disputes. Controversies or claims required to be submitted to binding arbitration pursuant to other provisions of this Agreement shall be resolved by expedited binding arbitration, and either the FW Entities or the USRP Entities may commence such arbitration proceeding by giving written notice (a "Dispute Resolution Notice") to the other party that it intends to seek such arbitration. If either the FW Entities or the USRP Entities give a

Dispute Resolution Notice, then both parties agree that the applicable dispute shall be resolved by binding arbitration in accordance with the provisions of this Section 12. The arbitration shall be held in Wilmington, Delaware before a single impartial arbitrator who shall have had no dealings with any party or any of its affiliates or any of their counsel for three years prior to the arbitration, and who shall have not less than fifteen (15) years business experience in connection with the purchase or sale of portfolios of significant commercial retail shopping centers. The party which gives the Dispute Resolution Notice may initiate the arbitration proceedings simultaneously with the giving of the Dispute Resolution Notice, and shall request that the single arbitrator which meets the requirements set forth above be appointed within five (5) Business Days after the Dispute Resolution Notice. Unless the parties have previously agreed upon the single arbitrator, then the arbitrator shall be appointed by the then President of the Wilmington, Delaware chapter of the American Arbitration Association or, if such entity no longer exists, a successor trade organization of comparable purpose and stature. Within ten (10) Business Days after the appointment of the arbitrator, each party shall submit to the arbitrator, with a copy to the other party, a detailed explanation of the dispute, the relevant provisions of the Transaction Documents, and a proposal of terms for the resolution of such dispute, whereupon a hearing shall be held before the arbitrator within five (5) Business Days after such submittal. Each of the FW Entities and the USRP Entities shall promptly provide to the other any documents (other than internal analysis created solely in preparation for such arbitration) within such party's possession or control that the other party may reasonably request in connection with the preparation of such submittal. Each party shall also submit to the other party a copy of any source materials on which its submittal is based or which were taken into account in preparing its submittal as soon as such materials are available, and in any event prior to its submittal to the arbitrator. If a party fails to timely provide such submittal other than as a result of a breach by a party of its obligation to provide information to the other party as set forth above, then the dispute shall be conclusively deemed to have been resolved in favor of the party which provided its submittal. Each party shall be limited to such amount of time for the presentation of its case at the hearing, and the hearing shall be sequenced in such manner, as the arbitrator shall determine to be commercially reasonable. In no event shall the hearing extend beyond two (2) Business Days. Following such hearing, the arbitrator shall select one of such submitted proposals within two
(2) Business Days thereafter, and shall have no authority to make any decision other than the selection of one of the submitted proposals. The proposal of the party selected by the arbitrator shall be the arbitrator's final and binding decision, without any modification, enforceable in any state or federal court without any right of appeal. In no event shall the arbitrator be empowered to grant special, punitive or exemplary damages or to award attorneys' fees or costs to any party.

     By executing this Agreement, the FW Entities and the USRP Entities have agreed to have any dispute which pursuant to the terms of the Transaction Documents is required to be submitted to arbitration decided by neutral arbitration and are giving up any rights they might possess to have the dispute litigated in a court and are giving up their judicial rights to discovery and appeal except to the extent of information required to be provided. If a party refuses to submit any such matter to arbitration, such party may be compelled to arbitrate under applicable laws.


                                  [End of Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              FIRST WASHINGTON REALTY TRUST, INC.

                              By:
                                     ------------------------------------------
                              Name:
                              Title:


                              FIRST WASHINGTON REALTY LIMITED PARTNERSHIP

                              By:   First Washington Realty Trust, Inc.,
                                    its general partner

                                    By:
                                           ------------------------------------
                                    Name:
                                    Title:

                              FW NEWARK LLC

                              By: First Washington Realty Limited Partnership, its sole member

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:

                              L&M DEVELOPMENT COMPANY LIMITED PARTNERSHIP

                              By: First Washington Realty Limited Partnership, its general partner

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:


                              PARKVILLE SHOPPING CENTER LLC

                              By: First Washington Realty Limited Partnership, its sole member

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:


                              CAPITOL PLACE I INVESTMENT LIMITED PARTNERSHIP

                              By: First Washington Realty Limited Partnership, its general partner

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:

                              ENTERPRISE ASSOCIATES

                              By: First Washington Realty Limited Partnership, a general partner

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:


                              CITY LINE SHOPPING CENTER ASSOCIATES

                              By: First Washington Realty Limited Partnership, its general partner

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:


                              NORTHWAY LIMITED PARTNERSHIP

                              By: First Washington Realty Limited Partnership, its general partner

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:

                              SOUTHSIDE MARKETPLACE LIMITED PARTNERSHIP

                              By: First Washington Realty Limited Partnership, its general partner

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:


                              CLOPPERS MILL VILLAGE CENTER, L.L.C.

                              By: First Washington Realty Limited Partnership, its managing member

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:


                              ALLENBETH ASSOCIATES LIMITED PARTNERSHIP

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:


                              BRANCHWOOD APARTMENTS LIMITED PARTNERSHIP
                              A tenant in common with First Washington Realty Limited Partnership

                                    By:          Branchwood, Inc.,
                                                 its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:

                              FIRST WASHINGTON REALTY LIMITED PARTNERSHIP
                              A tenant in common with Branchwood Apartments Limited Partnership

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:


                              WOODHOLME PROPERTIES LIMITED PARTNERSHIP

                              By: First Washington Realty Limited Partnership, its general partner

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:


                              SP ASSOCIATES LIMITED PARTNERSHIP

                              By: First Washington Realty Limited Partnership, its general partner

                                    By:          First Washington Realty Trust,
                                                 Inc., its general partner

                                                 By:
                                                       ------------------------
                                                 Name:
                                                 Title:

                              JFD LIMITED PARTNERSHIP

                              By:   JFD, Inc.,
                                    its general partner

                                    By:
                                           ------------------------------------

                                    Name:
                                    Title:


                              FW-BRYANS ROAD LIMITED PARTNERSHIP

                              By:   Bryans QRS, Inc.,
                                    its general partner

                                    By:
                                            -----------------------------------
                                    Name:
                                    Title:


                              GREENSPRING ASSOCIATES LIMITED PARTNERSHIP

                              By:   Valley Centre, Inc.,
                                    its general partner

                                    By:
                                           ------------------------------------
                                    Name:
                                    Title:


                              USRP I, LLC

                              By:   U.S. Retail Partners, LLC,
                                    its sole member


                              By:
                                 -----------------------------------
                              Name:
                              Title:


                              USRP GP, LLC

                              By:   U.S. Retail Partners, LLC,
                                    its sole member


                              By:
                                 -----------------------------------
                              Name:
                              Title:

                              USRP LP, LLC

                              By:   U.S. Retail Partners, LLC,
                                    its sole member


                              By:
                                 -----------------------------------
                              Name:
                              Title:


                              US RETAIL PARTNERS LIMITED PARTNERSHIP

                              By:   USRP GP, LLC, its
                                    general partner

                                    By:           U.S. Retail Partners, LLC,
                                                  its sole member


                                    By:
                                          ------------------------
                                    Name:
                                    Title:


                              U.S. RETAIL PARTNERS, LLC


                              By:
                                 -----------------------------------
                              Name:
                              Title:

                                  EXHIBIT INDEX
                                  -------------

Exhibit #                                       Exhibit Title
---------                                       -------------

A             Company Subsidiaries that Directly or Indirectly Own Properties
              (including tax id number)

1.1(a)        List of Properties and Allocated Consideration

1.1(b)        Assumed Loans

1.1(c)        List of Company Subsidiaries

1.1(d)        List of Diligence Reports

1.1(e)        Merger Agreement Properties

2.2           Title Exceptions Which Parties Shall Use Reasonable Efforts to
              Remove

3.4           Property Contracts

4.1(a)        States in which Company and Company Subsidiaries are Qualified to
              Do Business (indicating any jurisdictions in which the Company or any Company Subsidiary is not currently in good standing or qualified to do business)

4.1(b)        Properties as to which No Physical Changes Have Occurred Affecting
              Zoning

4.1(c)        Organizational Documents of the Company and the Company
              Subsidiaries

4.3(a) Options, warrants, calls, subscriptions, convertible securities or other rights or agreements that obligate the Company to issue, transfer, repurchase or redeem any shares of capital stock, partnership or other interests including the Company Options
              (listing name, number, per share prices, vesting schedules and termination dates); registration rights

4.3(b)        Capitalization of FWOP

4.4           Company Subsidiaries Information; Capitalization and other
              Information

4.5           Equity Interests and Investments

4.6           Conflicts; Consents and Approvals

4.8           Litigation; Insurance Status

4.9           Absence of Certain Events or Changes

4.10(b)       Extension of Tax Filing Requests

4.10(c)       Abatement Proceedings

Exhibit #                                       Exhibit Title
---------                                       -------------
4.10(e)       Tax Agreements Extending Period of Assessment or Collection

4.(h)(i)      Contribution Agreements

4.10(h)(ii)   Contribution Agreements with Tax Protection Provisions That Will
              Survive the Closing; Amendments

4.12          List of Properties and Owning Company Subsidiaries

4.13          Physical Condition of Properties; Encumbrances and Restrictions

4.14          Ongoing Construction and Renovation Projects

4.16          Condemnation Proceedings

4.17(a) Rent Rolls (including defaults, leases where tenant not in possession and expired free or abated rent periods, allowances or reimbursement obligations and other concessions (including with respect to any unexercised renewal or extension term))

4.17(b)       Leasing Commissions

4.20          Hazardous Materials

4.21          Rights to Purchase Properties

4.24          Personal Property

4.26 Other Agreements (includes (i) all commitments, contractual obligations or borrowings that may result in payments by the Company or any Company Subsidiary in excess of $25,000 and (ii) all third party management contracts)

4.28          Material Loan Documents Relating to Assumed Loans

4.30          Insurance

4.31          Tenant Bankruptcy Proceedings

4.32(a)       Employee Programs

4.32(c)       Accrued or Unpaid Amounts under the Employee Programs

4.32(d)       Post-employment Benefits

4.32(f)       Acceleration of Employee Benefits; Other Restrictions

Exhibit #                                       Exhibit Title
---------                                       -------------
4.33          Employment Agreements

4.35 Related Party Transactions (including (i) all arrangements, agreements, contracts and understandings with any Person who is or was at any time in the last 8 years, an officer, director or affiliate or any relative of the foregoing involving payments in excess of $25,000 and (ii) any Person who acquired common stock or units in a private transaction)

4.39          Company Knowledge Persons

6.2(d)        Form of Tenant Estoppel Certificate

6.2(d)(i)     Excluded Major Tenants

6.2(e)(i)     Reciprocal Easement Agreement Estoppel Parties

7.11(e)       Form of Reciprocal Easement Agreement Estoppel Certificate

7.11(e)       Entities to be Dissolved

7.2           In-Negotiation Leases; Budget for Leasing Costs

7.1(2)        Entities to be Dissolved

8.3(g)        Option Parcels

8.6           Custom for Payment of Transfer Taxes and Title Insurance

8.8           Items Specifically Excluded from Prorations and Adjustments

8.9           Pending Sale Properties

                                        EXHIBIT INDEX
                                        -------------

Exhibit #                                       Exhibit Title
---------                                       -------------

A             Company Subsidiaries that Directly or Indirectly Own Properties
              (including tax id number)

1.1(a)        List of Properties and Allocated Consideration

1.1(b)        Assumed Loans

1.1(c)        List of Company Subsidiaries

1.1(d)        List of Diligence Reports

1.1(e)        Merger Agreement Properties

2.2           Title Exceptions Which Parties Shall Use Reasonable Efforts to
              Remove

3.4           Property Contracts

4.1(a)        States in which Company and Company Subsidiaries are Qualified to
              Do Business (indicating any jurisdictions in which the Company or any Company Subsidiary is not currently in good standing or qualified to do business)

4.1(b)        Properties as to which No Physical Changes Have Occurred Affecting
              Zoning

4.1(c)        Organizational Documents of the Company and the Company
              Subsidiaries

4.3(a) Options, warrants, calls, subscriptions, convertible securities or other rights or agreements that obligate the Company to issue, transfer, repurchase or redeem any shares of capital stock, partnership or other interests including the Company Options
              (listing name, number, per share prices, vesting schedules and termination dates); registration rights

4.3(b)        Capitalization of FWOP

4.4           Company Subsidiaries Information; Capitalization and other
              Information

4.5           Equity Interests and Investments

4.6           Conflicts; Consents and Approvals

4.8           Litigation; Insurance Status

4.9           Absence of Certain Events or Changes

4.10(b)       Extension of Tax Filing Requests

4.10(c)       Abatement Proceedings

4.10(e)       Tax Agreements Extending Period of Assessment or Collection

4.(h)(i)      Contribution Agreements

4.10(h)(ii)   Contribution Agreements with Tax Protection Provisions That Will
              Survive the Closing; Amendments

4.12          List of Properties and Owning Company Subsidiaries

4.13          Physical Condition of Properties; Encumbrances and Restrictions

4.14          Ongoing Construction and Renovation Projects

4.16          Condemnation Proceedings

4.17(a) Rent Rolls (including defaults, leases where tenant not in possession and expired free or abated rent periods, allowances or reimbursement obligations and other concessions (including with respect to any unexercised renewal or extension term))

4.17(b)       Leasing Commissions

4.20          Hazardous Materials

4.21          Rights to Purchase Properties

4.24          Personal Property

4.26 Other Agreements (includes (i) all commitments, contractual obligations or borrowings that may result in payments by the Company or any Company Subsidiary in excess of $25,000 and (ii) all third party management contracts)

4.28          Material Loan Documents Relating to Assumed Loans

4.30          Insurance

4.31          Tenant Bankruptcy Proceedings

4.32(a)       Employee Programs

4.32(c)       Accrued or Unpaid Amounts under the Employee Programs

4.32(d)       Post-employment Benefits

4.32(f)       Acceleration of Employee Benefits; Other Restrictions

4.33          Employment Agreements

4.35 Related Party Transactions (including (i) all arrangements, agreements, contracts and understandings with any Person who is or was at any time in the last 8 years, an officer, director or affiliate or any relative of the foregoing involving payments in excess of $25,000 and (ii) any Person who acquired common stock or units in a private transaction)

4.39          Company Knowledge Persons

6.2(d)        Form of Tenant Estoppel Certificate

6.2(d)(i)     Excluded Major Tenants

6.2(e)(i)     Reciprocal Easement Agreement Estoppel Parties

7.11(e)       Form of Reciprocal Easement Agreement Estoppel Certificate

7.11(e)       Entities to be Dissolved

7.2           In-Negotiation Leases; Budget for Leasing Costs

7.1(2)        Entities to be Dissolved

8.3(g)        Option Parcels

8.6           Custom for Payment of Transfer Taxes and Title Insurance

8.8           Items Specifically Excluded from Prorations and Adjustments

8.9           Pending Sale Properties

                                       83